UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

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EAGLE MATERIALS INC.
3811 Turtle Creek Blvd, Suite 1100
Dallas, Texas 75219-4487
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 6, 2008
To the Stockholders of Eagle Materials Inc.:
     The Annual Meeting of Stockholders of Eagle Materials Inc., which we refer to as the “Company,” will be held at the Warwick Melrose Hotel, located at 3015 Oak Lawn Avenue, Dallas, Texas 75219 at 8:00 a.m., local time, on Wednesday, August 6, 2008. At the meeting, stockholders will vote on:
(1)	Election of Directors. Election of the three Class II directors identified in the accompanying proxy statement, each to hold office for three years.

(2)	Approval of the Expected Appointment of Ernst & Young LLP. Approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2009.

(3)	Other Business. Any other matters properly brought before the annual meeting, or any adjournment thereof.
     The Board of Directors of Eagle Materials Inc. has fixed the close of business on June 11, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of the Company’s common stock, par value $0.01 per share, which we refer to as our “Common Stock,” at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A list of holders of Common Stock will be available for examination by any stockholder at the meeting and, during the ten-day period preceding the meeting date, at the executive offices of the Company located at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487.
     For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have more questions about these proposals or would like additional copies of the proxy statement, please contact: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487 (telephone: (214) 432-2000).
     You are cordially invited to attend the annual meeting. Your vote is important. Whether or not you expect to attend the annual meeting in person, please vote through the Internet or by telephone or fill in, sign, date and promptly return the accompanying form of proxy in the enclosed postage-paid envelope so that your shares may be represented and voted at the annual meeting. This will not limit your right to attend or vote at the annual meeting. Your proxy will be returned to you if you choose to attend the annual meeting and request that it be returned. Shares will be voted in accordance with the instructions contained in your proxy, but if any proxies that are signed and returned to us do not specify a vote on any proposal, such proxies will be voted “for” the election of the nominees for director named in the accompanying proxy statement and “for” the approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2009.

By Order of the Board of Directors JAMES H. GRAASS Executive Vice President, General Counsel and Secretary

Dallas, Texas
June 27, 2008
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2008.
Our proxy statement and 2008 annual report to stockholders
are available to you on the Internet at www.proxyvote.com.

EAGLE MATERIALS INC.
3811 Turtle Creek Blvd., Suite 1100
Dallas, Texas 75219-4487
PROXY STATEMENT
INTRODUCTION
     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Eagle Materials Inc., which we refer to as the “Company,” for use at the annual meeting of stockholders of the Company and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. References to our “Board of Directors” or “Board” refer to the Board of Directors of the Company. This proxy statement and accompanying proxy were first mailed to our stockholders on or about June 27, 2008.
Date, Time and Place of the Annual Meeting
     The 2008 annual meeting of our stockholders will be held at the Warwick Melrose Hotel, located at 3015 Oak Lawn Avenue, Dallas, Texas 75219 at 8:00 a.m., local time, on Wednesday, August 6, 2008.
Purposes of the Annual Meeting and Recommendations of our Board of Directors
     At the meeting, action will be taken upon the following matters:
(1)	Election of Directors. Stockholders will be asked to elect the three Class II directors identified in this proxy statement, each to hold office for a term of three years.

Our Board of Directors recommends that you vote “for” the election of its three nominees for director named in this proxy statement.

(2)	Approval of the Expected Appointment of Ernst & Young LLP. We are asking you to approve the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2009.

Our Board of Directors recommends that you vote “for” the approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2009.

(3)	Other Business. In addition, you may be asked to vote upon such other matters, if any, as properly come before the annual meeting, or any adjournment thereof.
     Our Board of Directors does not know of any matters to be acted upon at the meeting other than the matters set forth in items (1) and (2) above.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2008.
Our proxy statement and 2008 annual report to stockholders
are available to you on the Internet at www.proxyvote.com.

ABOUT THE MEETING
Who Can Vote
     The record date for the determination of holders of the Company’s Common Stock, par value $0.01 per share, which we refer to as our Common Stock, entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 11, 2008. In this proxy statement, we refer to this date as the “record date.” As of the record date, there were 43,455,408 shares of our Common Stock issued and outstanding and entitled to vote at the meeting. Our stock transfer books will not be closed in connection with the meeting. Our Common Stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “EXP.”
How Proxies Will be Voted
     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any direction given, the shares will be voted “for” election of the nominees for director named in the proxy and approval of the expected appointment of Ernst & Young LLP as the Company’s independent auditors. The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of the Company’s stockholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
     You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person, or by written notice to us addressed to: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487. No such revocation shall be effective, however, unless and until received by the Company at or prior to the meeting.
Quorum and Required Vote
     The presence at the meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Company entitled to vote on any matter shall constitute a quorum for purposes of such matter. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. Each Class II director will be elected by a plurality of votes cast at the meeting by holders of Common Stock. Abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required to approve the expected appointment by our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2009. The holders of Common Stock will be entitled to one vote per share upon the election of directors and each other matter that may properly be brought before the meeting or any adjournment thereof. There is no cumulative voting. Abstentions and broker non-votes will have the same effect as votes against the approval of the expected appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2009.
Expenses of Soliciting Proxies
     The cost of soliciting proxies for the meeting will be borne by the Company. Solicitations may be made on behalf of our Board of Directors by mail, personal interview, telephone or other electronic means by officers and other employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, we have retained the firm of Georgeson Shareholder Communications, Inc., which will receive a fee of approximately $8,500, in addition to the reimbursement of out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to persons on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those persons. In compliance with the regulations of the Securities and Exchange Commission, or “SEC,” and the NYSE, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Common Stock.
How You Can Vote
     You can vote your shares at the meeting or by telephone, over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

ITEM 1: ELECTION OF DIRECTORS AND RELATED MATTERS
General
     Our Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to our stockholders. The primary responsibilities of our Board include:
•	the selection, compensation and evaluation of our Chief Executive Officer and oversight over succession planning;

•	oversight of our strategic planning;

•	approval of all our material transactions and financings;

•	providing assurance that processes are in place to promote compliance with law and high standards of business ethics;

•	advising management on major issues that may arise; and

•	evaluating the performance of the Board and its committees, and making appropriate changes where necessary.
     Members of our Board of Directors are divided into three classes based on their term of office (Class I, II and III). The directors in each such class hold office for staggered terms of three years each. At present, we have three Class I directors, three Class II directors and three Class III directors.
     The following table shows the composition of our Board after the annual meeting, assuming the election of the proposed slate of director nominees:

Class	Directors
Class I: Term expires at the 2010 annual meeting and every three years thereafter	Robert L. Clarke Frank W. Maresh Steven R. Rowley

Class II: Term expires at the 2011 annual meeting and every three years thereafter	Laurence E. Hirsch Michael R. Nicolais Richard R. Stewart

Class III: Term expires at the 2009 annual meeting and every three years thereafter	F. William Barnett O.G. Dagnan David W. Quinn
Director Independence
     NYSE corporate governance rules require that our Board of Directors be comprised of a majority of independent directors. Our Board of Directors has determined, upon the recommendation of our Corporate Governance and Nominating Committee, that all members of our Board of Directors, other than Mr. Rowley, are “independent” within the meaning of the independence requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and the corporate governance rules of the NYSE.
     In determining that eight of our directors are “independent,” our Board of Directors considered the following facts:
•	Messrs. F. William Barnett, Robert L. Clarke, Richard R. Stewart and Frank W. Maresh have no relationship with the Company or its management that potentially affects their independence.

•	From 1987 until his retirement in March 2002, Mr. David W. Quinn was an officer of Centex Corporation, our former parent, which we refer to as “Centex.” Because it has been over five years since his retirement as an officer of Centex and in light of the absence of any other material relationship with the Company (other than as a director of the Company), our Board of Directors has determined that Mr. Quinn has no material relationship with the Company.

•	From 1985 until his retirement in March 2004, Mr. Laurence E. Hirsch was an officer of Centex. Mr. Hirsch was also our interim Chief Executive Officer for approximately six months from April 2003 until September 2003 prior to the appointment of Mr. Rowley as Chief Executive Officer in September 2003. Because it has been over four years since his retirement from Centex, because he served as an officer of the Company merely in an interim capacity, and in light of the absence of any other material relationship with the Company (other than as a director of the Company), our Board of Directors has determined that Mr. Hirsch has no material relationship with the Company.

•	Mr. O.G. Dagnan is a former Chief Executive Officer of the Company who retired as an officer and employee of the Company in July 1999, and has had no relationship with the Company since that time (other than as adirector of the Company). Mr. Dagnan was granted certain stock options by the Company during the time he served as an executive officer, the last of which were exercised in 2002. Because of the length of time since his retirement from the Company, and in light of the absence of any compensatory or other arrangements between the Company and Mr. Dagnan since the date of his retirement (other than compensation for his services as a director and the exercised stock options described above), our Board of Directors has determined that Mr. Dagnan has no material relationship with the Company.

•	Mr. Michael R. Nicolais entered into an employment relationship with a company owned by another member of our Board of Directors, Laurence E. Hirsch, in 2004. In particular, in April 2004, Mr. Nicolais accepted employment as president of Highlander Partners L.P., or “Highlander,” a private investment partnership of which Mr. Hirsch is the sole equity owner. In view of, among other things: (1) the fact that Mr. Nicolais has never served as an officer or employee of the Company or any of its parents or subsidiaries; (2) the fact that the employment relationship between Mr. Nicolais and Highlander commenced after the completion of the spin-off of the Company from Centex and after the date Mr. Hirsch retired as an executive officer and director of Centex; (3) the fact that the investment services provided by Mr. Nicolais to Highlander are largely unrelated to the Company (except to the extent that such services involve investment services relating to a portion of the shares of our Common Stock beneficially owned by Mr. Hirsch); and (4) the fact that, as described above, our Board of Directors has determined that Mr. Hirsch himself has no material relationship with the Company, our Board of Directors determined that Mr. Nicolais has no material relationship with the Company.
Nominees
     Each of the nominees listed below is currently a member of our Board of Directors. Each of these nominees has been recommended for nomination by our Corporate Governance and Nominating Committee after considering the criteria described below under the heading “Corporate Governance and Nominating Committee.” We have no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, proxies may be voted for substitute nominees. A plurality of votes cast by the holders of our Common Stock will be required to elect the nominees for director.
Recommendation of the Board
     Our Board of Directors recommends that holders of Common Stock vote “for” the election of the nominees listed below to serve as Class II directors for a three-year term ending at our 2011 annual meeting of stockholders:
Laurence E. Hirsch
Michael R. Nicolais
Richard R. Stewart
     Set forth below is information about the nominees standing for election at our 2008 annual meeting, as well as our continuing directors whose terms of office do not expire at such annual meeting. The biographical information appearing below regarding the nominees for director and continuing directors has been furnished to us by the respective nominees and directors:
Directors Whose Terms Expire at our 2008 Annual Meeting
(Class II Directors)

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies

Laurence E. Hirsch	62	1985	Mr. Hirsch has served as chairman of our Board of Directors from July 1999 to the present and also served in that capacity from January 1994 through December 1997. He was our interim Chief Executive Officer from April 2003 through September 2003. Mr. Hirsch is a member of the Executive Committee of our Board of Directors. Until his retirement on March 31, 2004, Mr. Hirsch served Centex in various capacities, including as a director beginning in 1985, as Chief Executive Officer beginning in July 1988 and as chairman of its board of directors beginning in July 1991. Mr. Hirsch also serves as a director of A. H. Belo Corporation, a newspaper and related media company. Mr. Hirsch is also Chairman of the Center for European Policy Analysis.

Michael R. Nicolais	50	2001	In April 2004, Mr. Nicolais became president of Highlander. From August 2002 until March 2004, Mr. Nicolais served as managing director of Stephens, Inc., an investment banking firm. Prior to joining Stephens, Inc., he was a partner in the private investment firm of Olivhan Investments, L.P. from March 2001 until August

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies

			2002. From August 1986 to December 2000, he was employed by Donaldson, Lufkin & Jenrette Securities Corporation’s Investment Banking Division, most recently in the position of Managing Director and co-head of that firm’s Dallas office. Mr. Nicolais has been a member of our Board of Directors since 2001 and chairs our Corporate Governance and Nominating Committee, which we refer to as our “Governance Committee.”

Richard R. Stewart	58	2006	Mr. Stewart is a member of the Compensation Committee of our Board of Directors. From 1998 until 2006 Mr. Stewart served as President and CEO of GE Aero Energy, a division of GE Power Systems and as an officer of General Electric Company. Mr. Stewart retired from General Electric in 2006. Mr. Stewart’s career at General Electric began in 1998 as a result of General Electric’s acquisition of the gas turbine business of Stewart & Stevenson Services, Inc. Mr. Stewart began his career at Stewart & Stevenson in 1972 and while at Stewart & Stevenson served in various positions including as Group President and member of the board of directors. Mr. Stewart also served as a director of Plug Power Inc. from July of 2003 to March 2006. Mr. Stewart became a director of Kirby Corporation in 2008. Mr. Stewart holds a BBA in Finance from the University of Texas.
Continuing Nominees for Directors Whose Terms Expire at our 2009 Annual Meeting
(Class III Directors)

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies

F. William Barnett	61	2003	Mr. Barnett retired in 2003 from his position as a director in the Dallas office of McKinsey & Company, Inc., an international consulting firm, after 23 years of employment. Mr. Barnett is an Adjunct Professor at the Yale School of Management. Mr. Barnett is also a director of Papa Johns International, Inc. Mr. Barnett currently chairs our Compensation Committee.

O.G. Dagnan	68	1990	Mr. Dagnan served as our Chief Executive Officer from January 1990 through his retirement in July 1999 and chairman of our board of directors from January 1990 to January 1994 and December 1997 through his retirement in July 1999. Mr. Dagnan served as our President from January 1990 through December 1997, and as our Senior Vice President—Operations from August 1989 to January 1990. From 1980 until 1989, he was employed by Southwestern Portland Cement, where he served as Vice President from 1982 to 1987 and as Executive Vice President from 1987 to 1989.

David W. Quinn	66	1994	Mr. Quinn has been a member of our Board of Directors since 1994. Mr. Quinn is a member of the Audit Committee and the Compensation Committee of our Board of Directors. He currently serves as a director of Centex, has previously served as Vice Chairman of the Board of Directors of Centex from May 1996 to March 2002, as Executive Vice President of Centex from February 1987 to May 1996, and Chief Financial Officer of Centex from February 1987 until June 1997 and again from October 1997 until May 2000.
Continuing Directors Whose Terms Expire at our 2010 Annual Meeting
(Class I Directors)

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies

Robert L. Clarke	65	1994	Mr. Clarke serves as chairman of the Audit Committee of our
			Board of Directors. He was a partner in the law firm of Bracewell & Giuliani LLP (formerly known as Bracewell & Patterson) from 1971 to December 1985, returned to the firm as a partner in March 1992 and continues to serve in that capacity. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc., a consumer finance company, and a director of Stewart Information Services Corporation, a land title and property information services company.

Frank W. Maresh	69	2004	Mr. Maresh is a member of the Audit Committee of our Board of Directors. Mr. Maresh is a certified public accountant and currently works as a consultant and serves as a board member for several private enterprises. He is also a member of the board

		Year First	Business Experience and Principal Occupation;
Name	Age	Elected	Directorships in Public Corporations and Investment Companies

			of directors of Argonaut Group, Inc., where he serves as chairman of the audit committee. From 1993 to 1999, Mr. Maresh served on the Texas State Board of Public Accountancy, first as Chairman of the Major Case Committee and then as Chairman of the Board. Prior to joining the Texas State Board of Public Accountancy, Mr. Maresh worked for KPMG from 1962 until 1993 in a variety of capacities, including Vice Chairman of the Board of Directors of that firm’s U.S. operations, as a member of KPMG’s firm-wide management committee, as Managing Partner of the Southwestern United States region and as Managing Partner of KPMG’s Houston office. Mr. Maresh graduated from the University of Texas with a masters in professional accounting.

Steven R. Rowley	55	2003	Mr. Rowley has been the Company’s President and Chief Executive Officer and a member of our Board of Directors since September 2003. Mr. Rowley is also a member of the Executive Committee of our Board of Directors. Mr. Rowley joined the Company in 1991 as a plant manager in its Nevada cement operations and subsequently became Executive Vice President of the Company’s Illinois Cement Company subsidiary in June of 1995. Mr. Rowley was named the Company’s Executive Vice President-Cement in 1998. In 2001, Mr. Rowley’s operational responsibilities were expanded to include concrete and aggregates. Mr. Rowley was the Company’s Chief Operating Officer from October 2002 until September 2003.
Board Meetings and Attendance Records
     During the Company’s fiscal year ended March 31, 2008, our Board of Directors held four regularly scheduled meetings and no special meetings. Our Board also acted on one occasion by unanimous written consent. During such fiscal year, all of the incumbent directors attended all of the meetings of the Board and committees of the Board on which they served. In accordance with our policy, we anticipate that all continuing directors and nominees will attend our 2008 annual stockholders meeting. All such persons attended our 2007 annual meeting. We strongly encourage all directors to attend our stockholder meetings. Our non-employee directors (which currently constitute all our directors, except for Mr. Rowley) meet immediately after all Board meetings without management present. Mr. Hirsch presides at all executive sessions of the non-employee directors.
BOARD COMPENSATION
     Board compensation is generally set for the next 12 months at our Board of Directors meeting following our annual meeting of stockholders. In August 2007, our Board of Directors approved a director compensation structure in which directors who are not employees of the Company or any of our subsidiaries received compensation for their services during the next 12 months by electing one of the following two compensation package alternatives: (1) total compensation valued at $150,000 per year, of which 50% was in the form of cash and 50% was in the form of an equity grant; or (2) total compensation valued at $170,000, of which 100% was in the form of an equity grant. The equity grant under either alternative was comprised of stock options to purchase Common Stock. In accordance with the terms of the Eagle Materials Inc. Incentive Plan, as amended, which we refer to as our “Incentive Plan,” the exercise price of the options is set at the average of the high and low price of the Common Stock on the NYSE on the date of grant. The number of option shares is determined by valuing the options on the date of grant using the Black-Scholes method. The options were fully exercisable beginning on the date of grant and have a seven-year term.
     Each director (other than Mr. Stewart) holds restricted stock units, which we refer to as “RSUs,” granted in prior fiscal years as part of the equity component of director compensation. Under the terms of the RSUs, the directors are paid dividend equivalent units at any time we pay a cash dividend on our Common Stock.
     For service as a Committee Chair for the period from August 2007 through July 2008, the Governance Committee Chair receives $10,000 per year. The Chair of the Audit Committee and the Chair of the Compensation Committee each receive $15,000 per year for chairing a Committee during such period. In addition, the Chairman of the Board receives $50,000 per year for his service as Chairman of the Board during such period. Each Committee Chair may elect to receive such fees in the form of equity comprised of stock options, in which case a 26.67% premium is added to such fee in valuing the number of options to be received by such Committee Chair. All directors are reimbursed for reasonable expenses of attending meetings. Directors who are employees of the Company or our subsidiaries receive no compensation for service on the Board of Directors.

Non-Employee Director Compensation for Fiscal Year 2008
     The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended March 31, 2008.

					Change in Pension
				Non-Equity	Value and Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)	($)
F. William Barnett(3)	—	$14,661	$196,937	—	—	—	$211,598
Robert L. Clarke(4)	—	$21,084	$220,847	—	—	—	$241,931
O.G. Dagnan(5)	—	$33,684	$170,002	—	—	—	$203,686
Laurence E. Hirsch(6)	—	$18,162	$233,340	—	—	—	$251,502
Frank W. Maresh(7)	$72,500	$20,331	$75,002	—	—	—	$167,833
Michael R. Nicolais(8)	$82,500	$5,879	$113,911	—	—	—	$202,290
David W. Quinn(5)	—	$22,162	$170,002	—	—	—	$192,164
Richard R. Stewart(9)	$105,000	—	$75,002	—	—	—	$180,002

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, in accordance with FAS 123(R), of RSUs awards previously made to the director and thus include amounts from awards granted prior to fiscal 2008. Assumptions used in the calculation of these amounts are included in footnote (H) to the Company’s audited financial statements for the fiscal year ended March 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2008, or “Fiscal 2008 Form 10-K.” No RSU awards were made to any of our directors during the fiscal year ended March 31, 2008. The aggregate number of RSU awards outstanding at fiscal year end for each director is shown below.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, in accordance with FAS 123(R), of stock option awards made to the director and thus may include amounts from awards granted in and prior to fiscal 2008. Assumptions used in the calculation of these amounts are included in: (1) footnote (H) to the Company’s audited financial statements for the fiscal year ended March 31, 2008 included in the Fiscal 2008 Form 10-K; (2) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2007, or “Fiscal 2007 Form 10-K”; (3) footnote (A) to the Company’s audited financial statements for the fiscal year ended March 31, 2004 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 14, 2004, or “Fiscal 2004 Form 10-K”; and (4) footnote (G) to the Company’s audited financial statements for the fiscal year ended March 31, 2001 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 27, 2001, or “Fiscal 2001 Form 10-K.” The grant date fair value of each of the stock option awards made to each of non-employee director during the fiscal year ended March 31, 2008 was: Mr. Barnett — $189,005; Mr. Clarke - $189,005; Mr. Dagnan — $170,002, Mr. Hirsch — $233,340; Mr. Maresh — $75,002; Mr. Nicolais - $75,002; Mr. Quinn — $170,002; and Mr. Stewart — $75,002. The aggregate number of stock options outstanding at the end of fiscal 2008 held by each director is shown below.

(3)	Mr. Barnett is the Chair of the Compensation Committee. He elected to receive 100% of his director compensation fiscal 2008 in the form of equity (including his chairperson fee).

(4)	Mr. Clarke is the Chair of the Audit Committee. He elected to receive 100% of his director compensation for fiscal 2008 in the form of equity (including his chairperson fee).

(5)	Messrs. Dagnan and Quinn elected to receive 100% of their director compensation for fiscal 2008 in the form of equity.

(6)	Mr. Hirsch elected to receive 100% of his director compensation for fiscal 2008 in the form of equity (including his Chairman of the Board fee).

(7)	Mr. Maresh elected to receive 50% of his director compensation for fiscal 2008 in the form of equity and 50% in cash.

(8)	Mr. Nicolais is the Chair of the Governance Committee. He elected to receive 50% of his director compensation for fiscal 2008 in the form of equity and 50% in the form of cash. Mr. Nicolais also elected to receive his committee chairperson fee in cash.

(9)	At the time of Mr. Stewart’s appointment to the Board in September 2006, the Board determined to pay all of his director fees until the next annual meeting of directors in the form of cash at the previously approved rate of $135,000 per year. Mr. Stewart elected to receive 50% of his director compensation for the period from August 2007 through July 2008 in the form of equity and 50% in cash.

     The following chart shows the number of outstanding stock options and RSUs held by each director as of March 31, 2008.

Name	Stock Options(1)	RSUs(2)

F. William Barnett	46,296	7,835
Robert L. Clarke	86,028	7,835
O.G. Dagnan	29,144	5,846
Laurence E. Hirsch	46,308	10,166
Frank W. Maresh	15,452	3,446
Michael R. Nicolais	55,184	3,446
David W. Quinn	29,144	5,846
Richard R. Stewart	5,652	—

(1)	All of these stock options are fully exercisable.

(2)	The RSUs granted to non-employee directors are vested in full on the date of grant but are not payable until the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement in accordance with the Company’s director retirement policy, or under such circumstances as are approved by the Compensation Committee. The number of RSUs reflected in this column include the following aggregate dividend equivalent units, which (as disclosed above under the heading “Board Compensation”) are paid to holders of our RSUs at any time we pay a cash dividend on our Common Stock: Mr. Barnett — 323 RSUs; Mr. Clarke — 323 RSUs; Mr. Dagnan — 224 RSUs, Mr. Hirsch — 423 RSUs; Mr. Maresh — 146 RSUs; Mr. Nicolais — 146 RSUs; and Mr. Quinn — 224 RSUs.
Board Committees
     The standing committees of our Board of Directors include the Audit Committee, the Compensation Committee, the Governance Committee and the Executive Committee. The following table lists the chairpersons and members of each committee as of March 31, 2008, and the number of meetings held by each committee during the fiscal year ended March 31, 2008:

Director	Audit	Compensation	Governance	Executive
F. William Barnett		Chair
Robert L. Clarke	Chair
Laurence E. Hirsch				Chair
Frank W. Maresh	Member		Member
Michael R. Nicolais			Chair
David W. Quinn	Member	Member
Steven R. Rowley				Member
Richard R. Stewart		Member	Member
Number of Meetings in Fiscal 2008	9	11(1)	5	3(2)

(1)	Includes action by unanimous written consent on three occasions.

(2)	All listed meetings represent action by unanimous written consent.
     Audit Committee
     Our Board has a standing Audit Committee, composed of three independent directors. Our Audit Committee assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent auditors. Our Audit Committee is governed by an amended and restated audit committee charter, a copy of which may be viewed on our website at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office.
     Our Board has determined that each member of our Audit Committee is independent within the meaning of applicable (1) corporate governance rules of the NYSE and (2) the requirements set forth in the Exchange Act and the applicable SEC rules. In addition, our Board has determined that each member of our Audit Committee satisfies applicable NYSE standards for financial literacy and that, based on his auditing and financial experience, including over thirty (30) years with KPMG, Mr. Maresh is an “audit committee financial expert” within the meaning of the rules of the SEC.

     Unless otherwise determined by the Board, no member of our Audit Committee may serve as a member of an audit committee of more than two other public companies.
     The following are key functions and responsibilities of our Audit Committee:
•	to select, appoint, compensate, evaluate, retain and oversee the independent auditors engaged for purposes of preparing or issuing an audit report or related work or performing other audit, review, or attest services for us;

•	to obtain and review, at least annually, a formal written statement from our independent auditors describing all relationships between our auditors and the Company and engage in a dialogue with our auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and to recommend appropriate action in response to the reports to our board;

•	to pre-approve all audit engagement fees and terms and all permissible non-audit services provided to us by our independent auditors, in accordance with the committee’s policies and procedures for pre-approving audit and non-audit services;

•	to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	to discuss our annual audited financial statements, quarterly financial statements and other significant financial disclosures with management and our independent auditors;

•	to discuss with management the types of information to be disclosed and the types of presentations to be made in our earnings press releases, as well as the financial information and earnings guidance we provide to analysts and rating agencies;

•	to annually review and assess the performance of the Audit Committee and the adequacy of its charter;

•	to discuss policies with respect to risk assessment and risk management; and

•	to prepare the report that is required to be included in our annual proxy statement regarding review of financial statements and auditor independence.
     Our Audit Committee’s report on our financial statements for the fiscal year ended March 31, 2008 is presented below under the heading “Audit Committee Report.”
     Our Audit Committee meets separately with our independent auditors and with members of our internal audit staff outside the presence of the Company’s management or other employees to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
     Compensation Committee
     Our Board’s Compensation Committee is composed of independent directors who meet the corporate governance standards of the NYSE, qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and as “outside directors” within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code.” Under its amended and restated charter, which you may review on our web site at www.eaglematerials.com (and a copy of which will be provided to you free of charge upon written request to our Secretary at our principal executive office), the primary purposes of our Compensation Committee are to assist the Board in discharging its responsibilities relating to compensation of our Chief Executive Officer and other senior executives and to direct the preparation of the reports regarding executive compensation that the rules of the SEC require to be included in our annual proxy statement. The Compensation Committee is authorized to hire outside advisors.
     The following are key functions and responsibilities of our Compensation Committee:
•	to periodically review and make recommendations to our Board as to our general compensation philosophy and structure, including reviewing the compensation programs for senior executives and all of our benefit plans to determine whether they are properly coordinated and achieving their intended purposes;

•	to annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his or her performance as measured against such goals and objectives and to set the salary and other cash and equity compensation for our Chief Executive Officer based on such evaluation;

•	to review and, after the end of the fiscal year and in consultation with our Chief Executive Officer, approve the compensation of our senior executive officers who are required to make disclosures under Section 16 of the Exchange Act, who we refer to as our “senior executive officers”;

•	to administer the Company’s compensation plans for which it is named as plan administrator, including our Incentive Plan;

•	to report on compensation policies and practices with respect to our executive officers as required by SEC rules; and

•	to review and assess the performance of the Compensation Committee and the adequacy of its charter annually and recommend any proposed changes to the Board.
     The Compensation Committee has authorized the CEO to designate the recipients of time-vesting stock options in special circumstances, subject to the same grant date and exercise restrictions noted above. Under this authorization, the CEO is authorized to designate recipients of stock options, including newly-hired employees and newly-promoted employees. This authority, which expires on May 31, 2009, is limited to an aggregate of 60,000 option shares and no one individual may receive more than 30,000 option shares. Stock options granted under this delegation of authority vest 20% per year commencing on the first anniversary of the grant date. During fiscal 2008 only 2,500 stock options were granted to employees under this authority, none of whom were Named Executive Officers.
     Our Compensation Committee’s report for the fiscal year ended March 31, 2008 is presented below under the heading “Compensation Committee Report.”
     Our Compensation Committee meets as often as it deems appropriate, but no less than twice per year.
     Governance Committee
     Our Board’s Governance Committee is composed of independent directors who meet the corporate governance standards of the NYSE. The primary purposes of this committee are: (1) to advise and counsel our Board and management regarding, and oversee our governance including our Board’s selection of directors; (2) to develop and recommend to the Board a set of corporate governance principles for the Company; and (3) to oversee the evaluation of our Board and management. Our Governance Committee has adopted a written charter, which you may review on our web site at www.eaglematerials.com and will be provided free of charge upon written request to our Secretary at our principal executive office. Our Board has also adopted Corporate Governance Guidelines, a copy of which may be viewed on our website at www.eaglematerials.com and which will be provided free of charge upon written request to our Secretary at our principal executive office.
     The following are certain key functions and responsibilities of our Governance Committee:
•	to develop, periodically review and recommend a set of corporate governance principles for the Company to the Board;

•	to periodically review corporate governance matters generally and recommend action to the Board where appropriate;

•	to review and assess the adequacy of its charter annually and recommend any proposed changes to our Board for approval;

•	to monitor the quality and sufficiency of information furnished by management to our Board;

•	to actively seek, recruit, screen, and interview individuals qualified to become members of the Board, and consider management’s recommendations for director candidates;

•	to evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the Board;

•	to establish and periodically re-evaluate criteria for Board membership;

•	to recommend to the Board the director nominees for each annual stockholders’ meeting; and

•	to recommend to the Board nominees for each committee of the Board.
     The Governance Committee initiates and oversees an annual evaluation of the effectiveness of the Board and each committee, as well as the composition, organization (including committee structure, membership and leadership) and practices of the Board. Among the criteria the Governance Committee uses in evaluating the suitability of individual nominees for director (whether such nominations are made by management, a stockholder or otherwise) are their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and the likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Governance Committee gives due consideration to our Board’s overall balance of perspectives, backgrounds and experiences.
     Members of the Governance Committee, other members of the Board or executive officers may, from time to time, identify potential candidates for nomination to our Board. All proposed nominees, including candidates recommended for nomination by stockholders in accordance with the procedures described below, will be evaluated in light of the criteria described above and the projected needs of the Board at the time. As set forth in its charter, the Governance Committee may retain a search firm to assist in identifying potential candidates for nomination to the Board of Directors.
     Our Governance Committee will consider candidates recommended by stockholders for election to our Board. A stockholder who wishes to recommend a candidate for evaluation by our Governance Committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Governance Committee at the following address: Eagle Materials Inc., Attention: Secretary, 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219-4487.
     Our Bylaws provide that, to be considered at the 2009 annual meeting, stockholder nominations for the Board of Directors must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 6, 2009 and ending May 7, 2009, and must contain the information specified by and otherwise comply with the terms of our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive offices.
     No nominees for election to the Board at our 2008 annual meeting of stockholders were submitted by stockholders or groups of stockholders owning more than 5% of our Common Stock.
     Executive Committee
     The principal function of our Board’s Executive Committee is to exercise all of the powers of the Board to direct our business and affairs between meetings of the Board, except that the Executive Committee may not amend our Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation under Delaware law, recommend the sale of all or substantially all of our assets or recommend the dissolution of the Company or the revocation of a dissolution. In addition, unless authorized by resolution of our Board of Directors, the Executive Committee may not declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger under Delaware law.
Compensation Committee Interlocks and Insider Participation
     All members of our Compensation Committee (Messrs. Barnett, Quinn and Stewart) are independent in accordance with the NYSE listing standards. No member of the Compensation Committee was an officer or employee of the Company during or prior to the fiscal year ended March 31, 2008.
How to Contact Our Board
     You can communicate directly with our Board, a committee of our Board, our independent directors as a group, our Chairman of the Board or any other individual member of our Board by sending the communication to Eagle Materials Inc., 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487, to the attention of the director or directors of your choice (e.g., “Attention: Chairman of the Board of Directors” or “Attention: All Independent Directors,” etc.). We will relay communications addressed in this manner as appropriate. Communications addressed to the attention of the entire Board are forwarded to the Chairman of the Board for review and further handling.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
     The following list sets forth the names, ages as of the date of this proxy statement and principal occupations of each person who was an executive officer of the Company during the fiscal year ended March 31, 2008 who is not also a member of our Board. All of these persons have been elected to serve until the next annual meeting of our Board or until their earlier resignation or removal.

Name	Age	Title

David B. Powers	58	Executive Vice President — Gypsum
		(Executive Vice President — Gypsum and President of American Gypsum Company since January 2005; Executive Vice President — Marketing, Sales and Distribution of American Gypsum Company from June 2002 through December 2004; Vice President, Customer Service of USG Corporation from 2000 through 2002; Vice President, Specialty Products and Architectural Systems Business of USG Corporation from 1998 through 2000).

Gerald J. Essl	58	Executive Vice President — Cement/Aggregates and Concrete
		(Executive Vice President — Cement/Aggregates and Concrete since January 2003; President of Texas Lehigh Cement Company from 1985 through December 2002).

Arthur R. Zunker, Jr.[1]	64	Senior Vice President — Finance, Chief Financial Officer and Treasurer
		(Senior Vice President — Finance, Chief Financial Officer and Treasurer since January 1994; Senior Vice President — Administration from August 1984 to January 1994).

James H. Graass	50	Executive Vice President, General Counsel and Secretary (Executive Vice President and General Counsel since November 2000; Mr. Graass was named Secretary of the Company in July 2001).

William R. Devlin	42	Vice President and Controller
		(Vice President and Controller since October 2005; Director of Internal Audit from September 2004 through September 2005; Senior Manager of PricewaterhouseCoopers LLP from July 1999 through August 2004).

[1]	We disclosed in a Current Report on Form 8-K filed with the SEC on June 5, 2008 that effective June 10, 2008, Mark V. Dendle was appointed Executive Vice President — Finance and Administration and Chief Financial Officer of the Company. Additional information regarding Mr. Dendle is available in the Form 8-K. Mr. Zunker, who plans to retire from the Company on December 31, 2008, became Senior Vice President and Treasurer on June 10, 2008.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
F. William Barnett, Chairman
David W. Quinn
Richard R. Stewart
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions during fiscal 2008 for our Chief Executive Officer, or CEO, our Chief Financial Officer and our three other most highly compensated executive officers, all of whom are identified in the Summary Compensation Table on page 22 of this proxy statement and are referred to as “Named Executive Officers.”
     Our executive compensation and benefits programs are designed to create stockholder value by attracting, motivating and retaining senior executives who can make significant contributions to the growth and development of our business. The Compensation Committee has a key role in ensuring that the compensation and benefits we provide to our executives will lay the groundwork for the achievement of our strategic objectives.
Compensation Philosophy
     Our compensation philosophy is based on the principles that executive compensation should:
•	Align the interests of our executives with those of our stockholders,

•	Reflect our performance as well as the executive’s individual performance,

•	Motivate management to achieve our operational and strategic goals,

•	Encourage ownership of our Common Stock, and

•	Maintain the competitiveness of our total compensation so that we are able to attract, retain and motivate highly qualified, energetic and talented executives.
     We believe that a significant portion of an executive’s compensation should be “at risk” — that is, dependent upon (a) our financial and operational performance, (b) the individual’s performance, and (c) the performance of our share price. The key features of our executive compensation program include the following:
(1)	We seek to align the interests of executives with those of our stockholders by:
•	Creating a direct and substantial link between the executive’s annual cash incentive bonus and our annual operating earnings,

•	Structuring long-term compensation as equity awards, so that executives have the opportunity to benefit from increases in our share price, and

•	Requiring executives to meet stock ownership guidelines that will result in each executive holding a meaningful equity stake in the Company.
(2)	We seek to encourage improved performance by:
•	Basing our annual incentive bonus on both earnings and individual performance, and

•	Tying the vesting of our equity-based awards to the achievement of certain financial goals.

     To achieve our compensation objectives for fiscal 2008, our executive compensation program used a combination of short-term and long-term elements: (1) annual salary, (2) annual incentive bonus, and (3) long-term incentive compensation in the form of stock options. Each element is discussed more fully below under the heading “Elements of Executive Compensation.”
     We do not currently have employment agreements or change-in-control agreements with any Named Executive Officer; however, under the terms of our award agreements, unvested equity awards become fully vested and exercisable in the event of a change in control. See “Change of Control Benefits” below.
Role of the Compensation Committee and Management in Executive Compensation
     Under its charter, our Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of the CEO and the other senior executive officers. The senior executive officers include all of the Named Executive Officers. In particular, the Compensation Committee is charged with the responsibility to:
•	Annually review and approve corporate goals and objectives relevant to the compensation of our CEO,

•	Evaluate our CEO’s performance as measured against such goals and objectives,

•	Set the salary and other cash and equity compensation for our CEO based on such evaluation,

•	With our CEO’s advice and input, review and approve the compensation of our senior executive officers (see “Board Committees — Compensation Committee” above), and

•	Administer our Incentive Plan and grant cash awards (including annual incentive bonuses) and equity awards (including options, restricted stock and restricted stock units) under such plan to our officers and other key employees. The Compensation Committee is also authorized under the Incentive Plan to grant equity awards (including options, restricted stock and restricted stock units) to our non-employee directors.
     The Compensation Committee consists solely of directors who are independent under the NYSE listing standards and Section 162(m) of the Internal Revenue Code, and who are “non-employee directors” under Rule 16b-3 under the Exchange Act. The Compensation Committee’s charter may be found at our website www.eaglematerials.com. The Compensation Committee is authorized to hire outside advisors, and during fiscal 2007 and 2008, it engaged Mercer Human Resource Consulting, which we refer to as “Mercer,” to advise it on executive compensation matters. Mercer reports directly to the Compensation Committee, and the Compensation Committee is not aware of any relationship between Mercer or its affiliated entities and the Company or our management.
     The Compensation Committee sets compensation for the Named Executive Officers on an annual basis. In general, the process for setting compensation involves the following steps:
•	In the first quarter of each fiscal year, the Compensation Committee determines (1) the salary of each Named Executive Officer for such fiscal year, (2) the amount of the annual incentive bonus pools based on operating earnings in which the Named Executive Officers will have the opportunity to participate during such year and the percentage of the pool to be designated for each Named Executive Officer, (3) whether the Compensation Committee will make any long-term incentive compensation awards in such fiscal year and what form such awards will take, (4) the performance criteria that will apply to any long-term incentive awards made to the Named Executive Officers during such year, (5) the individual long-term compensation potential for each Named Executive Officer, and (6) the exercise or payment schedules that will apply to such long-term compensation if the performance criteria are satisfied.

•	After the end of the fiscal year, the Compensation Committee (1) approves the calculation of operating earnings used for purposes of determining annual incentive bonuses, (2) determines the amount of the annual incentive bonus payment to be made to each Named Executive Officer for the prior fiscal year based on an evaluation of individual performance, and (3) determines the extent to which the performance criteria for the prior fiscal year applicable to long-term incentive awards were satisfied.
     Our CEO, Mr. Steven R. Rowley, participates to a certain extent in the administration of our compensation program for our Named Executive Officers (other than himself). At the end of each fiscal year, Mr. Rowley provides input on the performance of each of the other Named Executive Officers and recommends compensation adjustments (salary adjustments and annual incentive bonus levels for both the just-completed fiscal year as well as for the current fiscal year) and long-term incentive award levels for such Named Executive Officers. Mr. Rowley also provides input on the structure of our long-term incentive awards (if any) for such Named Executive Officers, including the dollar value of the long-term incentive award and the performance criteria that determine vesting. Mr. Graass assists Mr. Rowley in presentations to the Compensation Committee but does not make recommendations with respect to the compensation paid to the Named Executive Officers. The Compensation Committee considers Mr. Rowley’s input along with other information available to it in making its final compensation decisions with respect to the Named Executive Officers.

Benchmarking
     To ensure that our executive compensation program is competitive, the Compensation Committee engaged Mercer to compare our total compensation (salary, incentive bonus and long-term compensation) to a peer group of companies in the construction materials business, which we refer to as our direct peer group, and a supplemental peer group of manufacturing companies with similar market values which we refer to as our supplemental peer group.
     The direct peer group was selected from companies within the construction materials sector by the Compensation Committee with input from Mercer and our management. Included in the direct peer group were companies from each of our operating segments (wallboard, cement, concrete and aggregates, and paper), but none of the direct peers operates in all of our segments.
     Because there are a limited number of publicly-traded direct competitors in the construction materials sector and because most of the companies in the direct peer group have larger revenues than we do, the Compensation Committee, in conjunction with Mercer, also selected a supplemental peer group of manufacturing companies with similar market values.
     The Compensation Committee uses the survey of the direct peer group and the supplemental peer group prepared by Mercer, which we refer to as our benchmarking study, to guide it in establishing the main components of Named Executive Officer compensation: salaries, annual incentive bonus opportunity and long-term compensation awards. The Compensation Committee focused most of its attention on the direct peer group and looked to the supplemental peer group to provide a basis for testing the determinations based on the direct peer group analysis.
     For fiscal 2008 the direct peer group consisted of the following eight companies:

Ameron International Corp.	Texas Industries Inc.
Caraustar Industries Inc.	US Concrete Inc.
Florida Rock Industries Inc.	USG Corp.
Martin Marietta Materials Inc.	Vulcan Materials Co.
The fiscal 2008 direct peer group differed from the direct peer group used in fiscal 2007 in one way: LaFarge North America Inc. was removed from the list because its foreign parent company acquired the majority of its outstanding shares.
     The supplemental peer group consisted of the eight companies in the direct peer group plus the following twelve companies:

Armstrong Holdings Inc.	Pactiv Corp.
Bowater Inc.	Sealed Air Corp.
Century Aluminum Co.	Sonoco Products Co.
ElkCorp	Temple Inland Inc.
Headwaters Incorporated	Universal Forest Products, Inc.
Lennox International Inc.	Valspar Corp.
The fiscal 2008 supplemental peer group differed from the supplemental peer group used in fiscal 2007 in three ways: (1) Cleveland-Cliffs was removed from the list due to its delayed filing status; (2) Universal Forest Products, Inc. was added to the list as a relevant peer; and (3) Headwaters Incorporated was added to the list as a relevant peer.
Elements of Executive Compensation
     In addition to the health benefit plans and programs generally available to all employees, our executive compensation program includes the following elements:
•	Base salary

•	Annual incentive bonus

•	Long-term incentive compensation

•	Supplemental Executive Retirement Plan (SERP)

•	Salary continuation plan
     As noted above, the Compensation Committee determined the compensation levels for each of our Named Executive Officers based in part on the benchmarking analysis of each position, reviewing each of the main components of compensation separately. The Compensation Committee did not target the allocation of compensation among the various compensation components (for example, by targeting a certain percentage of overall compensation as base salary, a certain percentage as long-term incentive compensation, etc.); however, it did review the total direct compensation paid to each Named Executive Officer in fiscal 2007 against the direct compensation paid to similar executives in our peer groups and considered that overall comparison in setting the fiscal 2008 total direct compensation for each Named Executive Officer. The differences in total compensation levels among our Named Executive Officers reflect the differences in pay ranges for those holding those types of positions/responsibilities at our peer companies. The Compensation Committee also reviewed five years of historical pay data for each of our Named Executive Officers, including each Named Executive Officer’s direct compensation components—base salary, annual incentive bonus and long-term incentive compensation (the actual value of the award on the date of grant, taking into consideration the amount of such awards that had vested since grant). The Compensation Committee considered these elements as a basis for testing the direct compensation level for each Named Executive Officer that was suggested by the peer group benchmarking.
      Base Salary
     Salaries of the Named Executive Officers are reviewed annually as well as at the time of a promotion or significant change in responsibilities. As described above, the Compensation Committee engaged Mercer to conduct the benchmarking study at the beginning of fiscal 2008. Consistent with its philosophy that a significant portion of the Named Executive Officer’s compensation should be “at risk”, for fiscal 2008 the Committee set the base salary level for the CEO and the other Named Executive Officers between the 25th percentile and the median of the companies reviewed in the direct peer group. Other considerations that may influence the salary level for a Named Executive Officer include individual performance, the Named Executive Officer’s skills or experience, our operating performance and the nature and responsibilities of the position.
      Annual Incentive Bonus
     The Compensation Committee is also responsible for approving the annual incentive bonus for our CEO and the other Named Executive Officers. Annual incentive bonuses paid to our Named Executive Officers for fiscal 2008 were made under (1) the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2008, which we refer to as the Eagle Annual Incentive Program, or (2) annual incentive compensation programs for fiscal 2008 established for a particular operating division of the Company, which we refer to as Divisional Annual Incentive Bonus Programs. In general, Named Executive Officers whose responsibilities extend to the Company as a whole (Messrs. Rowley, Zunker and Graass) participate in the Eagle Annual Incentive Program, and Named Executive Officers whose responsibilities relate primarily to a particular operating division (Messrs. Powers and Essl) participate in Divisional Annual Incentive Bonus Programs. The Eagle Annual Incentive Program was structured to create financial incentives and rewards that are directly related to corporate performance and the participating Named Executive Officer’s individual performance during the fiscal year.
     The Compensation Committee believes these programs are consistent with our compensation philosophy in that they place a significant portion of the executive’s compensation “at risk.” Under these programs, a significant portion of the executive’s total compensation is dependent upon the performance of the Company (or our operating divisions) as well as the individual’s performance. This compensation structure is designed so that a Named Executive Officer’s annual incentive bonus compensation will be between the median and the 75th percentile of our direct peer group when the operating earnings of the Company (or our operating divisions) are high relative to historical levels and the individual performs well.
      Eagle Annual Incentive Program
     For fiscal 2008, Messrs. Rowley, Zunker and Graass were participants in the Eagle Annual Incentive Program. Under this program, a percentage of our consolidated earnings before interest and taxes, which we refer to as EBIT, is designated as a pool for bonuses, with each participating Named Executive Officer being assigned a percentage of such pool representing the maximum bonus opportunity. At the end of the fiscal year, the size of the pool is determined and annual incentive bonuses are paid in the form of a lump sum cash payment to the executives participating in the program in accordance with such percentages, subject to the exercise of negative discretion by the Compensation Committee based on the executive’s individual performance during the fiscal year. In general, the amount of the annual incentive bonus paid to an executive is based on the level of our EBIT, the percentage of the pool designated for such executive, and an assessment of such executive’s individual performance.
     For fiscal 2008, the Compensation Committee approved the designation of 1.2% of EBIT for annual incentive bonuses for all executives participating in the Eagle Annual Incentive Program. At the beginning of fiscal 2008, Mr. Rowley recommended to the Compensation Committee the percentages (representing the incentive bonus potential) for each Named Executive Officer (other than himself). Based in part on these recommendations, the Compensation Committee then set Mr. Rowley’s annual incentive bonus potential at 40%, Mr. Zunker’s at 20% and Mr. Graass’s at 15% of the pool. The Compensation Committee has set the percentage of EBIT at 1.2% for several years.
     The bonus pool is not subject to a separate cap or maximum, but is merely a function of multiplying the pre-determined percentage by our EBIT. The aggregate amount available for the Eagle Annual Incentive Program for fiscal 2008 was $1,985,496, which includes amounts available for payment to officers and employees other than the Named Executive Officers. In establishing the percentage of EBIT which would fund the pool for the Eagle Annual Incentive Program and the percentage of the pool assigned to each executive, the Compensation Committee considered several factors, including the following: (i) the anticipated EBIT for fiscal 2008; (ii) the levels of annual incentive compensation for each of the positions at the companies in the direct peer group and the supplemental peer group; (iii) Mr. Rowley’s recommended percentages for each executive (other than himself); (iv) the Compensation Committee’s assessment of the executive’s importance and contribution to the organization; and (v) the executive’s level of responsibility.
      Divisional Annual Incentive Bonus Programs
     During fiscal 2008, each of Mr. Essl and Mr. Powers participated in a Divisional Annual Incentive Bonus Program. Under these programs, a percentage of the division’s operating earnings is allocated to the bonus pool with each participating employee assigned a percentage of the pool representing the maximum bonus opportunity. At the end of the fiscal year, the size of the pool is determined and annual bonuses are paid to participating employees in the form of a lump sum cash payment in accordance with their respective percentage, subject to the exercise of negative discretion by our CEO (or, in the case of bonuses paid to Named Executive Officers, by the Compensation Committee) based on the employee’s individual performance during the fiscal year.
     For fiscal 2008, Mr. Powers participated in the Eagle Materials Inc. American Gypsum Company Salaried Incentive Compensation Program for Fiscal Year 2008. Under this plan, the bonus pool equaled 2.25% of American Gypsum’s operating earnings, which is the same percentage the Compensation Committee has set for several years. At the beginning of fiscal 2008, the Compensation Committee approved Mr. Powers’ maximum annual incentive bonus potential at 22% of such pool.
     Because of his responsibilities for Cement and Concrete and Aggregates, Mr. Essl participated in both the Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal Year 2008 and the Eagle Materials Inc. Concrete and Aggregate Companies Incentive Compensation Program for Fiscal Year 2008. Under these plans, the bonus pools equaled 2.25% of our concrete and aggregate subsidiaries’ operating earnings and 2.25% of our cement subsidiaries’ operating earnings, also the same percentage the Compensation Committee has set for several years. At the beginning of fiscal 2008, the Compensation Committee approved Mr. Essl’s maximum annual incentive bonus potential at 22% of each such bonus pool.
     The divisional bonus pools are not subject to a separate cap or maximum, but are merely a function of multiplying the pre-determined percentage by the applicable operating earnings. The aggregate amount available for these programs for fiscal 2008 were as follows: $1,101,427 (American Gypsum); $1,828,694 (Cement); and $305,167 (Concrete/Aggregate), which in each case include amounts available for payment to officers and employees other than the Named Executive Officers. In establishing the percentage of operating earnings which would fund these bonus pools and the percentage of each pool assigned to each executive, the Compensation Committee considered several factors, including the following: (i) the anticipated divisional operating earnings for fiscal 2008; (ii) the levels of annual incentive compensation for each of the positions at the companies in the direct peer group and the supplemental peer group; (iii) Mr. Rowley’s recommended percentages for each executive; (iv) the Compensation Committee’s assessment of the executive’s importance and contribution to the organization; and (v) the executive’s level of responsibility.
      Annual Performance Evaluation
     At the end of fiscal 2008, the Compensation Committee approved the EBIT calculation for the Company and the operating earnings calculations for each Divisional Annual Incentive Bonus Program. In addition, at the end of fiscal 2008, Mr. Rowley provided performance evaluations of each Named Executive Officer (other than himself) to the Compensation Committee, which evaluations included an assessment (both subjective and objective) of the achievement of their individual goals and objectives, along with his recommendation for the annual incentive bonus for each such Named Executive Officer. In general, the goals and objectives for Messrs. Rowley, Zunker and Graass related to a mix of objective and subjective criteria in their respective areas of responsibility, and the goals and objectives for Messrs. Powers and Essl were tied more to objective financial and operational criteria. Based in part on these performance evaluations and recommendations, the Compensation Committee determined that the Named Executive Officers (other than the CEO, whose performance was reviewed separately, as described below) had performed well during fiscal 2008 and substantially achieved their goals. Accordingly, the Compensation Committee did not reduce the incentive bonus for such individuals in any material way and approved annual incentive bonuses for such Named Executive Officers under the applicable program without the use of any set formula. The bonuses ranged from 95%-to-100% of the maximum potential bonus payable, and each bonus that was paid is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table located on page 22 of this proxy statement. The Compensation Committee also made an award to Mr. Powers pursuant to the Eagle Materials Inc. Special Situation Program for Fiscal Year 2008 in recognition of Mr. Powers’ exceptional performance in leading American Gypsum to improve plant operational performance, increase market share and improve quality and customer service. This award is also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table located on page 22 of this proxy statement.
     The Compensation Committee also conducted a performance evaluation of Mr. Rowley after receiving input from the entire Board. At the Compensation Committee’s request, Mr. Rowley also provided input on his achievement of his goals and objectives for fiscal 2008. Based on this evaluation, the Compensation Committee believes Mr. Rowley performed at a high level during fiscal 2008 and largely achieved his goals and objectives. In particular, the Committee considered the following factors (among others) in assessing Mr. Rowley’s performance over the past fiscal year: (i) Mr. Rowley’s leadership in guiding the Company as it adjusted to the substantial decline in the market for construction products; (ii) steps Mr. Rowley took to strengthen the organizational effectiveness of the Company; (iii) successfully resetting the Company’s financial structure; (iv) completing the construction of the new Georgetown plant on time and under budget; and (v) the successful communication of the Company’s long-term goals and opportunities to the Company’s stockholders and the investment community. The Compensation Committee approved an annual incentive bonus for Mr. Rowley under the Eagle Annual Incentive Program of $778,314, representing 98% of the maximum potential bonus payable, which is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table located on page 22 of this proxy statement.
      Long-Term Incentive Compensation
     Consistent with the Compensation Committee’s philosophy of linking compensation to our performance, our long-term incentive compensation program has been structured to link the vesting of equity awards to the achievement by the Company of specific performance levels. All of the Named Executive Officers participate in our long-term incentive compensation program.
     In fiscal 2008, the Compensation Committee implemented a new long-term equity award program. This new program provides for equity awards under our Incentive Plan, but is different from the structure of our program from prior years in several ways:
(1)	The award was intended to be a single award for a three-year period (except for special circumstances) rather than making annual grants for each of the three years,

(2)	The entire award was in the form of stock options (rather than a mix of options and restricted stock units, or RSUs), and

(3)	The stock option awards vest over their full term (a seven-year period) based on the achievement of levels of earnings per share and operating earnings that the Compensation Committee regarded as challenging performance targets.
As with prior equity grants, the fiscal 2008 stock option awards will become fully vested and exercisable in the event of a change of control. See “Change of Control Benefits” below.
     The Compensation Committee set vesting criteria at levels that will require operating earnings and earnings per share, or EPS, to approximate our record fiscal 2007 levels in order to vest any portion of the award and to nearly double the record fiscal 2007 levels in order to vest 100% of the stock options. Any stock options not vested at the end of the seven-year term will be forfeited. For example, if none of the vesting targets are achieved until fiscal 2013, but we achieve operating earnings of $320 million and EPS of $6.00 in such fiscal year, then 20% of the option grant would vest. If in fiscal 2014 we then achieve operating earnings of $400 million and EPS of $8.00, another 30% of the option grant would vest (the 50% noted on the matrix, less the 20% vested the prior year), and the final 50% of the grant would be forfeited upon expiration of the term. The full matrix of vesting percentages applicable to the equity awards made in fiscal 2008 is included in the Current Report on Form 8-K that we filed with the SEC on June 26, 2007.
     This new long-term equity award program was structured to strongly motivate and provide incentives to our management to properly execute our growth plans in a timely and profitable manner. The Committee believes that as a result of the structure of our new long-term equity award program, the interests of our executives will be closely aligned with the interests of our stockholders. Consistent with our pay-for-performance philosophy, this structure will reward the executives when our operating earnings, earnings per share and our share price significantly increase, as envisioned in our long-term strategic plan.
     The number of option shares with respect to our Named Executive Officers was determined by valuing the options on the date of grant using the Black-Scholes method. The value granted to each Named Executive Officer was approximately three times a value between the 25th percentile and the 75th percentile of long-term compensation at similar positions in our direct peer group. The base values were determined by the Compensation Committee (with input from Mr. Rowley on all individuals other than himself) based on the benchmarking study, the Compensation Committee’s assessment of the executive’s importance and contribution to the organization, and the executive’s level of responsibility. The following table shows the equity awards granted to each of the Named Executive Officers in fiscal 2008:

Name	# of Stock Options

Steven R. Rowley	500,000
Arthur R. Zunker, Jr.	-0-
David B. Powers	122,000
James H. Graass	122,000
Gerald J. Essl	87,000
     Each of the Named Executive Officers was granted stock options in fiscal 2008 under this new program, except for Mr. Zunker. Mr. Zunker, who is expected to retire before the end of the stock option performance period, was granted a cash award ($350,000) payable after the end of fiscal 2008 based upon the achievement of certain individual performance goals. The

Compensation Committee reviewed Mr. Zunker’s performance in fiscal 2008, as well as Mr. Rowley’s suggestion with respect to the cash award, and determined that Mr. Zunker’s performance warranted payment of the full $350,000 pursuant to this grant.
     During fiscal 2008 (and prior to making the long-term equity award program grants noted above) the Compensation Committee also granted Mr. Essl an option to purchase 5,000 shares of Common Stock. The option vests 20% per year for five years, has a seven-year term and was awarded in recognition of Mr. Essl’s efforts in connection with the expansion project at our Illinois Cement facility.
     Because of the three-year nature of the fiscal 2008 stock option grants under the new long-term equity award program, the Compensation Committee has not granted equity awards to any Named Executive Officers or other senior executives in fiscal 2009 (other than the stock option and restricted stock grants made to Mark V. Dendle, the Company’s newly hired Chief Financial Officer, disclosed in the Current Report on Form 8-K that we filed with the SEC on June 5, 2008). Other than with respect to new hires, promotions and other special circumstances, the Compensation Committee does not anticipate granting any equity awards to Named Executive Officers until fiscal 2011.
      Grant Practice
     Historically, it had been the practice of the Compensation Committee to make equity awards to employees on an annual basis at a meeting of the Compensation Committee held in the first quarter of the fiscal year (typically within 30 days after our earnings release for the fourth quarter of the prior fiscal year). As discussed above, for fiscal 2008, the Compensation Committee adopted a new approach and made a single award intended to cover a three-year period. The Compensation Committee may make exceptions to these guidelines for new hires, promotions and other special circumstances. The date on which an equity award is granted is the date specified in the resolutions of the Compensation Committee authorizing the grant. The grant date must fall on or after the date on which the resolutions are adopted by the committee. As provided in the Incentive Plan, for stock options, the exercise price is the average of the high and low price of our Common Stock on the grant date, as reported by the NYSE.
     In addition, the Compensation Committee, as provided for in the Incentive Plan, has authorized the CEO to designate the recipients of stock options with terms approved by the committee in special circumstances, subject to the same grant date and exercise restrictions noted above. Under this authorization, the CEO is authorized to designate recipients of stock options, including newly-hired employees and newly-promoted employees. This authority, which expires on May 31, 2009, is limited to an aggregate of 60,000 option shares and no one individual may receive more than 30,000 option shares. Stock options granted under this delegation of authority vest 20% per year commencing on the first anniversary of the grant date. During fiscal 2008 only 2,500 stock options were granted to employees under this authority, none of whom were Named Executive Officers.
      Profit Sharing and Retirement Plan
     Each of the Named Executive Officers is a participant in our Profit Sharing and Retirement Plan, which we refer to as our PSRP. The PSRP is a qualified defined contribution plan covering substantially all salaried employees of the Company and our subsidiaries. Participants in this plan may elect to make pre-tax contributions of up to 70% of their base salary subject to the limit under Internal Revenue Code Section 402(g) (currently $15,500), employee after-tax contributions of up to 10% of base salary and, if the participant is at least age 50, “catch-up contributions” up to the statutory limit under Internal Revenue Code Section 414(v) (currently $5,000). In addition, the PSRP provides for a discretionary employer profit sharing contribution that is allocated to a participant based on the ratio that the sum of the participant’s “total points” bears to the total points of all participants. For this purpose, a participant is given one point for each year of vested service and one point for each $100 of base salary for the year. Annual incentive bonuses paid to participants are not included in the definition of “base salary” for purposes of calculating the amount of pre-tax, after-tax or profit sharing contributions to the PSRP. Participants are fully vested to the extent of their pre-tax and after-tax contributions and become vested in the employer profit sharing contribution over a six-year period (i.e., 20% per year beginning with the second year of service). Prior to fiscal 2008, employer profit sharing contributions vested over a seven-year period, but changes in tax laws led to the shorter current vesting period. All of the Named Executive Officers have been employed by the Company or our affiliates long enough to be fully vested, except for Mr. Powers who is fully vested with respect to fiscal 2008 employer profit sharing contributions and 80% vested with respect to employer profit sharing contributions made in prior years. Participants are entitled to direct the investment of contributions made to the PSRP on their behalf in various investment funds, including up to 15% in a Common Stock fund. Such amounts are payable upon a participant’s termination of employment, disability or death in the form of a lump sum, installments or direct rollover to an eligible retirement plan, as elected by the participant. At the participant’s election, amounts invested in the Common Stock fund are distributable in shares of our Common Stock. Employer profit sharing contributions made to the PSRP on behalf of our Named Executive Officers in fiscal 2008 are reflected in the Summary Compensation Table located on page 22 of this proxy statement. A list of the investment funds provided under the PSRP is provided in the footnotes to the Nonqualified Deferred Compensation Table located on page 27 of this proxy statement.

      SERP
     In fiscal 1995, the Board approved our Supplemental Executive Retirement Program, which we will refer to as our SERP, for certain employees participating in the PSRP. Internal Revenue Code Section 401(a)(17) limits the amount of annual compensation (currently $225,000) that may be considered in determining our contribution to the PSRP for the account of an eligible participant. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive as a result of such limit by making a contribution for each participant in an amount substantially equal to the additional employer profit sharing contribution that he or she would have received under the PSRP had 100% of his or her base salary been eligible for a profit sharing contribution. As in the case of the PSRP, annual incentive bonuses paid to participants are not included when determining the amount of contributions to the SERP. The Compensation Committee believes that the SERP therefore allows us to confer the full intended benefit of the employer profit sharing contribution under the PSRP without the arbitrary limitation of the Internal Revenue Code rules noted above. Contributions accrued under the SERP for the benefit of the higher-salaried employees vest under the same terms and conditions as under the PSRP (i.e., over a six-year period) and may be invested by the participant in several of the same investment options as offered under the PSRP. Benefits under the SERP are payable upon the participant’s termination of employment in a lump sum or installments as elected by the participant in accordance with the terms of the SERP, subject to the six month delay in payment for key employees under Internal Revenue Code Section 409A to the extent applicable. As with the PSRP, all of the Named Executive Officers have been employed by the Company or our affiliates long enough to be fully vested, except for Mr. Powers who is fully vested with respect to fiscal 2008 SERP contributions and 80% vested with respect to SERP contributions made in prior years. Employer contributions to the SERP of our Named Executive Officers in fiscal 2008 are reflected in the Summary Compensation Table located on page 22 of this proxy statement. A list of the investment funds provided under the PSRP is provided in the footnotes to the Nonqualified Deferred Compensation Table located on page 27 of this proxy statement.
      Salary Continuation Plan
     The Named Executive Officers, along with other officers and key employees, are participants in our Salary Continuation Plan, which we refer to as the “SCP.” Under this plan, in the event of the death of a participating employee, we will pay such employee’s beneficiaries one full year of base salary in the first year following death and 50% of base salary each year thereafter until the date such employee would have reached 65 years of age, subject to a maximum amount. Payments are made to the employee’s beneficiary on a semi-monthly basis. The purpose of the plan is to provide some financial security for the families of the participating employees, which assists the Company in attracting and retaining key employees. Benefit amounts under the plan are intended to provide a basic level of support for beneficiaries.
     Amounts potentially payable to the beneficiaries of our Named Executive Officers pursuant to the SCP are described in “Potential Payments Upon Termination or Change of Control” beginning on page 28 of this proxy statement. To cover these potential obligations, we pay the premiums on life insurance policies covering the life of each participating employee. Such policies are owned by the Company and proceeds from such policies would be initially paid to the Company. Premiums paid on policies covering our Named Executive Officers in fiscal 2008 are reflected in the Summary Compensation Table located on page 22 of this proxy statement.
Change of Control Benefits
     Equity awards under our Incentive Plan are generally subject to accelerated vesting upon the occurrence of a “change of control” as defined in the applicable award agreement. Under the award agreements, a change of control is defined as (i) the acquisition of 50% or more of the outstanding shares of any single class of our Common Stock or 40% or more of outstanding shares of all classes of our Common Stock; (ii) a change in the composition of our Board such that the current members of the Board cease to constitute a majority of the Board; or (iii) the consummation of a merger, dissolution, asset disposition, consolidation or share exchange, unless 50% of the stock following such transaction is owned by persons who were stockholders of the Company prior to such transaction. If a change of control occurs, any unvested outstanding stock options, restricted stock or RSUs would generally become immediately fully vested and, in the case of stock options, exercisable. See “Potential Payments Upon Termination or Change of Control” on page 28 of this proxy statement. We believe the provision of these change of control benefits is generally consistent with market practice among our peers, is a valuable executive talent retention incentive and is consistent with the objectives of our overall executive compensation program. For example, the equity vesting provides employees with the same opportunities as stockholders, who are generally free to sell their equity at the time of the change of control event and thereby realize the value created at the time of the transaction.

Stock Ownership Guidelines
     In order to align the interest of the Named Executive Officers with our stockholders, and to promote a long-term focus for the officers, the Board of Directors has adopted executive stock ownership guidelines for the officers of the Company and our subsidiaries.
     The guidelines for the Named Executive Officers are expressed as a multiple of base salary as set forth below:

Multiple of Salary
Name	Ownership Guidelines(1)

Steven R. Rowley	5X
David B. Powers	3X
Arthur R. Zunker, Jr.	3X
Gerald J. Essl	3X
James H. Graass	3X

(1)	Types of ownership counted toward the guidelines include the following:
•	Stock holdings in our PSRP;

•	Direct holdings;

•	Indirect holdings, such as shares owned by a family member residing in the same household; and

•	Shares represented by vested RSUs.
     Our stock ownership guidelines for executives are expressed as a number of shares of our Common Stock. The number of shares is determined by multiplying the executive’s annual base salary on the date the executive becomes subject to the stock ownership guidelines by the applicable multiple and then dividing the product by the closing price of our Common Stock on the NYSE on the date the executive becomes subject to the policy. The amount is then rounded to the nearest 100 shares.
     Once established, a participant’s ownership requirement generally does not change as a result of changes in his or her compensation or fluctuations in the price of our Common Stock but could change in the event of a promotion. Newly elected officers have five years to meet the applicable ownership requirement. Compliance with the ownership guidelines is reviewed annually by the Compensation Committee. Based on the current holdings of the Named Executive Officers, we anticipate that all such officers will achieve their stock ownership goal within the five-year time frame.
Limitations on Tax Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for public corporations for compensation over $1,000,000 paid in any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers. However, this law exempts performance-based compensation from the deduction limit if certain requirements are met.
     Our Incentive Plan has been approved by our stockholders and Compensation Committee and otherwise meets the requirements for performance-based compensation under Internal Revenue Code Section 162(m). The Eagle Annual Incentive Program is adopted under the structure of our Incentive Plan and is subject to the terms and conditions of that plan, including the requirements for performance-based compensation. The Compensation Committee generally seeks whenever possible to structure annual incentive and long-term incentive compensation awards, such as stock option grants under our Incentive Plan, in a manner that satisfies the Section 162(m) requirements, but reserves the right to award nondeductible compensation as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations no assurance can be given that compensation intended by the Compensation Committee to satisfy the requirements for deductibility under section 162(m) does in fact do so. All other compensation paid to the CEO and the other Named Executive Officers was below the limit described above.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table summarizes all fiscal 2007 and fiscal 2008 compensation earned by or paid to our Named Executive Officers, who consist of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at fiscal year-end.

							Change in
							Pension
							Value and
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred
						Plan	Compensa-	All Other
				Stock	Option	Compensa-	tion	Compensa
Name and Principal		Salary(1)	Bonus	Awards(2)	Awards(3)	tion(4)	Earnings	-tion(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Steven R. Rowley,	2008	$750,000	—	$266,521	$1,269,471	$778,314	—	$77,418	$3,141,724
President and Chief Executive Officer	2007	$650,000	—	$461,596	$548,019	$1,456,912	—	$104,453	$3,220,980

Arthur R. Zunker, Jr.,	2008	$275,000	—	$37,656	$145,896	$727,244	—	$27,723	$1,213,519
Senior Vice President — Finance, CFO and Treasurer	2007	$250,000	—	$89,898	$207,484	$706,157	—	$26,771	$1,280,310

David B. Powers,	2008	$315,000	—	$52,687	$309,260	$307,621	—	$33,377	$1,017,945
Executive Vice President — Gypsum	2007	$300,000	—	$90,519	$91,395	$962,411	—	$35,885	$1,480,210

James H. Graass,	2008	$315,000	—	$37,656	$500,695	$297,824	—	$33,952	$1,185,127
Executive Vice President, General Counsel and Secretary	2007	$280,000	—	$85,323	$345,855	$557,492	—	$35,903	$1,304,573

Gerald J. Essl,	2008	$300,000	—	$52,687	$332,760	$571,001	—	$31,941	$1,288,389
Executive Vice President — Cement/Aggregates and Concrete	2007	$275,000	—	$115,738	$179,935	$516,226	—	$34,748	$1,121,647

(1)	Includes amounts deferred on a pre-tax or after-tax basis at the election of the executive under our PSRP, which is described in greater detail under “Profit Sharing and Retirement Plan” on page 19 of this proxy statement.

(2)	The 2008 and 2007 amounts in this column reflect the dollar amount, recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, and March 31, 2007, as applicable, in accordance with FAS 123(R), of RSU awards and restricted stock awards made to the Named Executive Officer prior to the end of fiscal 2008 or fiscal 2007, as applicable. Assumptions used in the calculation of these amounts for fiscal 2008 are included in footnote (H) to the Fiscal 2008 Form 10-K, and for fiscal 2007 are included in footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Fiscal 2007 Form 10-K.

(3)	The 2008 and 2007 amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, and March 31, 2007, as applicable, in accordance with FAS 123(R), of stock option awards made to the Named Executive Officer prior to fiscal 2008 or fiscal 2007, as applicable. Assumptions used in the calculation of these amounts are included in: (1) footnote (H) to the Company’s audited financial statements for the fiscal year ended March 31, 2008 included in the Fiscal 2008 Form 10-K; (2) footnote (I) to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Fiscal 2007 Form 10-K; (3) footnote (A) to the Company’s audited financial statements for the fiscal year ended March 31, 2004 included in the Fiscal 2004 Form 10-K; and (4) footnote (G) to the Company’s audited financial statements for the fiscal year ended March 31, 2001 included in the Fiscal 2001 Form 10-K.

(4)	The amounts in this column represent payments to the Named Executive Officer under the applicable annual incentive compensation plan for fiscal 2008. The amounts do not reflect any dividend equivalent units which are paid to holders of our RSUs at any time we pay a cash dividend on our Common Stock. Mr. Zunker’s fiscal 2008 amount includes a cash award. See footnote (1) to the Grants of Plan-Based Awards Table on page 24 of this proxy statement.

(5)	The amounts shown in this column represent: (1) Company profit sharing contributions to the account of the Named Executive Officer under our PSRP; (2) Company contributions to the account of the Named Executive Officer under our SERP; and (3) premium costs to the Company of life insurance policies obtained by the Company in connection with our SCP. The PSRP is described in greater detail under “Profit Sharing and Retirement Plan” on page 19 of this proxy statement. During fiscal 2008, the Named Executive Officers received the following employer profit sharing contributions with respect to the PSRP: Mr. Rowley — $22,350, Mr. Zunker — $22,548, Mr. Powers - $22,242, Mr. Graass — $22,350, and Mr. Essl — $22,498. The SERP is described in greater detail under “SERP” on page 20 of this proxy statement. During fiscal 2008, the Named Executive Officers received the following employer contributions with respect to the SERP: Mr. Rowley — $50,000, Mr. Zunker — $4,375, Mr. Powers — $8,625, Mr. Graass — $8,125, and Mr. Essl — $6,875. The SCP is described in greater detail under “Salary Continuation Plan” on page 20 of this proxy statement. During fiscal 2008, the Company paid premium costs in the following amounts for life insurance policies obtained under the SCP with respect to the Named Executive Officers: Mr. Rowley — $5,068, Mr. Zunker — $800, Mr. Powers — $2,510, Mr. Graass — $3,477, and Mr. Essl — $2,268.

Grants of Plan-Based Awards
     The following table sets forth the grants of plan-based awards made during fiscal 2008 to the Named Executive Officers.

		Estimated Future Payouts			Estimated Future Payouts				Exercise
		Under Non-Equity			Under Equity Incentive				or Base	Grant Date
		Incentive Plan Awards			Plan Awards				Price of	Fair Value
		Thresh			Thres				Option	of Stock
	Grant	old	Target	Maximum	hold	Target	Maximum		Awards	and Option
Name	Date	($)	($)(1)	($)	(#)	(#)	(#)		($/Sh)	Awards

Steven R. Rowley	5/16/07	—	$778,314	—	—	—	—		—	—
	6/20/07	—	—	—	—	—	500,000	(2)	$47.53	$7,225,000

Arthur R. Zunker, Jr.	5/16/07	—	$377,244	—	—	—	—		—	—
	6/20/07	—	$350,000	—	—	—	—		—	—

David B. Powers	5/16/07	—	$307,621 (4)	—	—	—	—		—	—
	6/20/07	—	—	—	—	—	122,000	(2)	$47.53	$1,762,900

James H. Graass	5/16/07	—	$297,824	—	—	—	—		—	—
	6/20/07	—	—	—	—	—	122,000	(2)	$47.53	$1,762,900

Gerald J. Essl	5/04/07	—	—	—	—	—	5,000	(3)	$49.77	$74,050
	5/16/07	—	$571,001	—	—	—	—		—	—
	6/20/07	—	—	—	—	—	87,000	(2)	$47.53	$1,257,150

(1)	The amounts in this column represent the annual incentive payments paid to the Named Executive Officers pursuant to the Eagle Annual Incentive Program or the Divisional Annual Incentive Bonus Programs, as applicable, for fiscal year 2008. These incentive programs are described in greater detail under “Annual Incentive Bonus” beginning on page 16 of this proxy statement. With respect to Mr. Zunker, this column also discloses the cash award he received in fiscal 2008, as described in greater detail under “Long-Term Incentive Compensation” beginning on page 18 of this proxy statement.

(2)	These amounts represent grants of stock options to purchase shares of Common Stock made on June 20, 2007 under our Incentive Plan. The vesting of the stock options is subject to the Company’s achievement of certain operating earnings and earnings per share goals as described in the Current Report on Form 8-K that we filed with the SEC on June 27, 2007. These stock options are described in greater detail under “Long-Term Incentive Compensation” beginning on page 18 of this proxy statement.

(3)	This represents a time-vesting grant made to Mr. Essl. The shares vest ratably over a five-year period.

(4)	Includes $75,000 paid to Mr. Powers pursuant to the Eagle Materials Inc. Special Situation Program for Fiscal Year 2008.

Outstanding Equity Awards at Fiscal Year-End
     The following table summarizes stock-based compensation awards outstanding at the end of fiscal 2008 for each of the Named Executive Officers.

	Option Awards					Stock Awards
								Equity
			Equity					Incentive Plan	Equity
			Incentive					Awards:	Incentive Plan
	Number		Plan Awards:			Number	Market	Number of	Awards: Market
	of	Number of	Number of			of Shares	Value of	Unearned	or Payout Value
	Securities	Securities	Securities			or Units	Shares or	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			of Stock	Units of	or Other	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	Rights That	Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	That Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)(1)	(#)	($)
Steven R. Rowley	82,776	—	—	$11.763	05/08/2013	19,287 (2)	$685,653	—	—
	50,670	—	—	$23.420	06/26/2011	33,932 (3)	$1,206,283	—	—
	20,646	—	—	$23.300	08/04/2011	—	—	—	—
	51,245	—	—	$29.076	06/09/2012	—	—	—	—
	9,837	4,918 (4)	3,039	$62.830	05/09/2016	—	—	—	—
	—	—	500,000	$47.530	06/20/2014	—	—	—	—
Arthur R. Zunker, Jr.	13,496	—	—	$11.763	05/08/2013	229 (5)	$8,141	—	—
	16,890	—	—	$23.420	06/26/2011	—	—	—	—
	6,882	—	—	$23.300	08/04/2011	—	—	—	—
	11,647	—	—	$29.076	06/09/2012	—	—	—	—
	2,236	1,118 (4)	690	$62.830	05/09/2016	—	—	—	—
David B. Powers	19,866	—	—	$9.5742	10/24/2012	322 (5)	$11,447	—	—
	16,305	—	—	$29.076	06/09/2012	—	—	—	—
	3,130	1,565 (4)	967	$62.830	05/09/2016	—	—	—	—
	—	—	122,000	$47.530	06/20/2014	—	—	—	—
James H. Graass	92,709	—	—	$7.2675	10/26/2010	1,365 (5)	$48,526	—	—
	92,709	—	—	$8.1456	05/10/2011	—	—	—	—
	92,709	—	—	$13.425	05/09/2012	—	—	—	—
	49,665	—	—	$11.763	05/08/2013	—	—	—	—
	13,818	—	—	$23.420	06/26/2011	—	—	—	—
	5,634	—	—	$23.300	08/04/2011	—	—	—	—
	11,647	—	—	$29.076	06/09/2012	—	—	—	—
	2,236	1,118 (4)	690	$62.830	05/09/2016	—	—	—	—
	—	—	122,000	$47.530	06/20/2014	—	—	—	—
Gerald J. Essl	49,665	—	—	$11.763	05/08/2013	322 (5)	$11,447	—	—
	16,890	—	—	$23.420	06/26/2011	—	—	—	—
	6,882	—	—	$23.300	08/04/2011	—	—	—	—
	16,305	—	—	$29.076	06/09/2012	—	—	—	—
	3,130	1,565 (4)	967	$62.830	05/09/2016	—	—	—	—
	—	5,000 (6)	—	$49.770	05/04/2014	—	—	—	—
	—	—	87,000	$47.530	06/20/2014	—	—	—	—

(1)	Based on the closing price per share of Common Stock on the NYSE on March 31, 2008 ($35.55).

(2)	These shares represent the remaining unvested shares under a restricted stock grant of 45,000 shares made to Mr. Rowley on September 18, 2003. On September 18, 2007, 6,429 of such shares vested, and the remaining shares will vest as follows: 6,429 on September 18, 2008; 6,429 on September 18, 2009; and 6,429 on September 18, 2010.

(3)	This represents earned RSUs, 18,932 shares of which become payable in shares of Common Stock on March 31, 2009 and 15,000 shares of which become payable in shares of Common Stock on March 31, 2010.

(4)	This represents options to purchase Common Stock, all of which become exercisable on March 31, 2009.

(5)	This represents earned RSUs, all of which become payable in shares of Common Stock on March 31, 2009.

(6)	This represents options to purchase 5,000 shares of Common Stock granted to Mr. Essl during fiscal 2008 that vest ratably over 5 years.

Option Exercises and Stock Vested
     The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock or restricted stock units during fiscal 2008 for each of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise(1)	Acquired on Vesting(2)	Vesting(3)
Name	(#)	($)	(#)	($)
Steven R. Rowley	135,418 (4)	$3,154,670	7,442 (5)	$273,306
Arthur R. Zunker, Jr.	—	—	1,368	$48,632
David B. Powers	—	—	1,914	$68,043
James H. Graass	—	—	1,594	$56,667
Gerald J. Essl	—	—	1,914	$68,043

(1)	Value realized on exercise based on the difference between the market price of our Common Stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2)	Except for Mr. Rowley, all of the amounts in this column represent shares of Common Stock received by the Named Executive Officer in connection with the payment of shares in accordance with the terms of previously granted RSUs.

(3)	The amounts in this column represent the dollar value of the stock award valued at the closing price of our Common Stock on the vesting date of such shares.

(4)	This amount includes 10,000 shares of Common Stock acquired by Mr. Rowley in connection with the exercise of a stock option on September 27, 2007; and 125,418 shares of Common Stock acquired by Mr. Rowley in connection with the exercise of a stock option on January 7, 2008.

(5)	This amount includes 6,429 shares of Common Stock for which restrictions lapsed during fiscal 2008 under the terms of Mr. Rowley’s restricted stock grant dated September 18, 2003; and 1,013 shares of Common Stock received by Mr. Rowley in connection with the payment of shares in accordance with the terms of previously granted RSUs.

Nonqualified Deferred Compensation
In FY 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY(1)	Last FY(2)	Distributions	Last FYE(3)
Name	($)	($)	($)	($)	($)
Steven R. Rowley	—	$50,000	($26,991)	—	$487,351
Arthur R. Zunker, Jr.	—	$4,375	$6,846	—	$535,118
David B. Powers	—	$8,625	($1,011)	—	$19,768
James H. Graass	—	$8,125	($1,222)	—	$56,733
Gerald J. Essl	—	$6,875	$9,169	—	$259,254

(1)	The amounts in this column represent contributions made by the Company for the account of the Named Executive Officers during fiscal 2008 under our SERP. The SERP is an unfunded, non-qualified plan for certain executives of the Company. Under the SERP, the Company makes contributions to the account of the executive in an amount substantially equal to the additional contributions he or she would have received under the PSRP had 100% of his or her annual salary been eligible for a profit sharing contribution. The SERP is described in greater detail under “SERP” on page 20 of this proxy statement.

(2)	The Company also maintains the Eagle Materials Inc. Deferred Compensation Plan. Under this Deferred Compensation Plan, eligible executives were allowed to defer the receipt of a portion of their salary or annual bonus for fiscal 2001, up to 75% of such amounts. For fiscal years after fiscal 2001, the Deferred Compensation Plan was closed to additional employee deferrals. Amounts under the Deferred Compensation Plan are payable at a date certain or upon the participant’s termination of employment, disability or death in the form of a lump sum or installments as elected pursuant to the terms of the plan. Such amounts are not subject to the six month delay applicable to key employees under Internal Revenue Code Section 409A. The earnings in this column reflect earnings or losses on balances in the Named Executive Officer’s SERP account and Deferred Compensation Plan account. A Named Executive Officer may designate how his account balances are to be invested by selecting among the investment options available under our PSRP, with the exception of the Common Stock fund. Because these earnings are not “above market,” they are not included in the Summary Compensation Table on page 22 of this proxy statement. The table below shows the investment options available under our PSRP (other than the Common Stock fund) and the annual rate of return for the 12 month period ended March 31, 2008, as reported to us by the administrator of the plan.

Fund	Rate of Return
ABF Large Cap Value	(8.75%)
Fidelity Dividend Growth Fund	(9.16%)
Fidelity Equity Income II Fund	(6.96%)
Legg Mason Partners Aggressive Growth A	(8.72%)
Spartan U.S. Equity Index Fund	(5.13%)
TCW Select Equity Fund — Class N	(1.46%)
Fidelity Aggressive Growth	(7.50%)
Fidelity Low Price Stock Fund	(7.12%)
JP Morgan Diversified Midcap Growth Fund — Class A	(2.97%)
Spartan Extended Market Index Fund	(8.53%)
ABF Small Cap Value PA	(14.08%)
Baron Small Cap Fund	(7.12%)
Dreyfus Founders Discovery Fund	(4.95%)
Fidelity Diversified International Fund	1.72%
Fidelity Freedom 2000 Fund	1.23%
Fidelity Freedom 2010 Fund	0.14%
Fidelity Freedom 2020 Fund	(1.32%)
Fidelity Freedom 2030 Fund	(2.65%)
Fidelity Freedom 2040 Fund	(3.29%)
Fidelity Freedom Income Fund	1.41%
Fidelity Managed Income Portfolio	4.51%
Fidelity Short Term Bond	(0.48%)
Fidelity US Bond Index Fund	5.67%
Fidelity Retirement Money Market	4.81%

(3)	The amounts in this column represent the sum of: (i) the balance in the Named Executive Officer’s account under the SERP; and (ii) the balance in the Named Executive Officer’s account under the Company’s Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
     The following is a summary of the potential payments payable to the Named Executive Officers upon termination of employment or a change of control of the Company under current compensation programs. Specifically, compensation payable to each Named Executive Officer upon voluntary termination, involuntary termination or in the event of death or disability and change of control is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 31, 2008, and are therefore estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of our Common Stock and the executive’s age.
     Payments Made Upon Any Termination
     Deferred Compensation. The amounts shown in the table below do not include distribution of plan balances under our Deferred Compensation Plan or SERP. These balances are shown in the Nonqualified Deferred Compensation in FY 2008 Table on page 27 of this proxy statement.
     Death and Disability. A termination of employment due to death or disability does not entitle the Named Executive Officer to any payments or benefits that are not available to salaried employees generally, except for benefits payable to the beneficiaries of the Named Executive Officers in the event of termination due to death under our Salary Continuation Plan. A description of our Salary Continuation Plan is set forth under “Salary Continuation Plan” on page 20 of this proxy statement.
     Accrued Pay and Profit Sharing Plan Benefits. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or relate to equity grants that have already vested. These include:
•	accrued salary and vacation pay through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received under the Incentive Plan which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable Nonqualified Stock Option Agreement);

•	restricted stock grants or restricted stock unit grants received under the Incentive Plan which have already vested prior to the date of termination (subject to the terms of the applicable Restricted Stock or Restricted Stock Unit Agreement);

•	unused vacation pay; and

•	distributions of vested plan balances under our PRSP and SERP.

	Involuntary
	Termination or
	Voluntary
	Termination (non	Death or	Change of
	Change of Control)	Disability	Control(1)
Type of Payment	($)	($)	($)
Steven R. Rowley
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—	0	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—	—	$1,206,283	(3)
Restricted Stock Award
Unvested and Accelerated Awards	—	—	$685,653	(4)

Benefits
Salary Continuation Plan Payments	—	$1,500,000 (5)	—

ROWLEY TOTAL	—	$1,500,000	$1,891,936

Arthur R. Zunker, Jr.
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—	0	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—	—	$8,141	(3)

Benefits
Salary Continuation Plan Payments	—	$412,500 (5)	—

ZUNKER TOTAL	—	$412,500	$8,141

	Involuntary
	Termination or
	Voluntary
	Termination (non	Death or		Change of
	Change of Control)	Disability		Control(1)
Type of Payment	($)	($)		($)
David B. Powers
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—		0	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—	—		$11,447	(3)

Benefits
Salary Continuation Plan Payments	—	$1,260,000	(5)	—

POWERS TOTAL	—	$1,260,000		$11,447

James H. Graass
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—		0	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—	—		$48,526	(3)

Benefits
Salary Continuation Plan Payments	—	$1,500,000	(5)	—

GRAASS TOTAL	—	$1,500,000		$48,526

Gerald J. Essl
Long-Term Incentives
Stock Options
Unexercisable and Accelerated Awards	—	—		0	(2)
Restricted Stock Units
Unvested and Accelerated Awards	—	—		$11,447	(3)

Benefits
Salary Continuation Plan Payments	—	$1,200,000	(5)	—

ESSL TOTAL	—	$1,200,000		$11,447

AGGREGATE TOTAL FOR NAMED EXECUTIVE OFFICERS	—	$5,872,500		$1,971,497

(1)	The definition of “Change of Control” is set forth under “Change of Control Benefits” on page 20 of this proxy statement.

(2)	Represents the dollar value of the unexercisable stock options that are accelerated because of a change of control based on the amount, if any, that the closing price of our Common Stock on March 31, 2008 ($35.55) exceeds the exercise price of the stock option.

(3)	Represents the dollar value of the RSUs that are accelerated or paid to the Named Executive Officer in the form of Common Stock because of a change of control, based on the closing price of our Common Stock on March 31, 2008 ($35.55).

(4)	Represents the dollar value of the restricted stock for which restrictions will lapse upon a change of control based on the closing price of our Common Stock on March 31, 2008 ($35.55).

(5)	Under the terms of our SCP, in the event of a Named Executive Officer’s death while employed by the Company, such Named Executive Officer’s beneficiaries would receive the following payments, which would be paid from the proceeds of a life insurance policy purchased by the Company covering such Named Executive Officer (calculated based on fiscal 2008 salaries):
a.	Rowley—$750,000 in a lump sum payment plus $375,000 per year until the beneficiaries have received a total of $1,500,000 in payments.

b.	Powers—$315,000 in a lump sum payment plus $157,500 per year until the date Mr. Powers would have reached 65.

c.	Zunker—$275,000 in a lump sum payment plus $137,500 per year until the date Mr. Zunker would have reached 65.

d.	Graass—$315,000 in a lump sum payment plus $157,500 per year until the beneficiaries have received a total of $1,500,000 in payments.

e.	Essl—$300,000 in a lump sum payment plus $150,000 per year until the date Mr. Essl would have reached 65.

STOCK OWNERSHIP
Management
     We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of our Common Stock, as of the record date for the annual meeting by: (a) each director, (b) each of the executive officers and (c) by all directors and executive officers of the Company as a group (15 persons). Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.
Amount and Nature of Beneficial Ownership (1)

	Number of Shares	Percentage
	Beneficially	of Common
	Owned(2)	Stock
F. William Barnett	46,296	*
Robert L. Clarke(3)	130,515	*
O.G. Dagnan	77,705	*
Mark V. Dendle	15,000	*
Gerald J. Essl	112,982	*
James H. Graass	369,141	*
Laurence E. Hirsch(4)	1,119,271	2.6%
Frank W. Maresh	15,452	*
Michael R. Nicolais(5)	71,118	*
David B. Powers	44,633	*
David W. Quinn	47,405	*
Steven R. Rowley(6)	498,614	1.1%
Richard R. Stewart(7)	11,652	*
Arthur R. Zunker, Jr.	61,103	*
All current directors, nominees and executive officers as a group (15 persons)	2,630,926	5.9%

*	Less than 1%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(2)	Amounts include the following shares of Common Stock that may be acquired upon exercise of stock options awarded under our Incentive Plan: Mr. Barnett — 46,296 shares; Mr. Clarke — 86,028 shares; Mr. Dagnan — 29,144 shares; Mr. Essl — 92,872 shares; Mr. Graass — 361,127 shares; Mr. Hirsch — 46,308 shares; Mr. Maresh — 15,452 shares; Mr. Nicolais — 55,184 shares; Mr. Powers — 39,301 shares; Mr. Quinn — 29,144 shares; Mr. Rowley — 215,174 shares; Mr. Stewart — 5,652 shares; Mr. Zunker — 51,151 shares; and all directors and executive officers of the Company as a group (15 persons) — 1,079,067 shares. In addition, this table includes shares of Common Stock that are held for the account of participants as of April 18, 2008, pursuant to the Common Stock fund of the PSRP, as follows: Mr. Rowley — 4,094 shares; Mr. Graass — 567 shares; and all directors and executive officers of the Company as a group (15 persons) — 5,261 shares. These amounts do not include the RSUs previously granted to the non-employee directors (including dividend equivalent units accrued since the date of grant) disclosed in the table on page 8 of this proxy statement.

(3)	Includes 44,487 shares pledged as collateral for a loan.

(4)	Includes 400,000 shares of Common Stock owned by Highlander Partners, L.P. Also includes 5,173 shares of Common Stock owned by Hirsch Family Partnership No. 1, Ltd.; and 5,173 shares of Common Stock owned by Hirsch Family Partnership No. 2, Ltd., with respect to which Mr. Hirsch disclaims beneficial ownership.

(5)	Includes (a) 1,386 shares of Common Stock owned by Mr. Nicolais’ wife; (b) 1,550 shares of Common Stock owned by the profit sharing plan of Mr. Nicolais’ employer; (c) 3,500 shares of Common Stock held in Mr. Nicolais’ IRA; (d) 555 shares of Common Stock held in trust (Mr. Nicolais’ wife is trustee) for their daughter; and (e) 555 shares of Common Stock held in trust (Mr. Nicolais’ wife is trustee) for their son. Mr. Nicolais has disclaimed beneficial ownership of the shares of Common Stock held in trust.

(6)	Includes (a) 19,287 shares of Common Stock representing the remaining unvested shares under a restricted stock award originally made to Mr. Rowley on September 18, 2003; and (b) 260,059 shares pledged as collateral for a loan.

(7)	Includes 6,000 shares owned by Stewart Family Trust.
Certain Beneficial Owners
     The table below provides information regarding the only persons we know of who are the beneficial owners of more than five percent of our Common Stock. The number of shares of Common Stock shown in the table as beneficially owned by each person as of the most recent practicable date, which is generally the date as of which information is provided in the most recent beneficial ownership report filed by such person with the SEC. The percentage of our Common Stock shown in the table as owned by each person is calculated in accordance with applicable SEC rules based on the number of outstanding shares of Common Stock as of June 11, 2008, the record date for our annual meeting of stockholders.

Name and Address	Number of Shares	Percentage of
of Beneficial Owner	Beneficially Owned	Common Stock
Stephen F. Mandel, Jr.(1) Two Greenwich Plaza Greenwich, CT 06830	4,590,559	10.6%

Ziff Asset Management, L.P. (2) 283 Greenwich Avenue Greenwich, CT 06830	3,965,490	9.1%

Iridian Asset Management LLC(3) 276 Post Road West Westport, CT 06880-4704	3,322,555	7.6%

Arience Capital Management, L.P.(4) 745 Fifth Avenue, 7th Floor New York, NY 10151	2,913,289	6.7%

Morgan Stanley(5) 1585 Broadway New York, NY 10036	2,627,736	6.0%

Glenhill Advisors, LLC(6) 598 Madison Avenue, 12th Floor New York, NY 10022	2,440,000	5.6%

(1)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 14, 2008. Of the shares reported in the Schedule 13G/A, (i) Lone Spruce, L.P. (“Lone Spruce”) has shared voting and dispositive power with respect to 62,224 shares; (ii) Lone Balsam, L.P. (“Lone Balsam”) has shared voting and dispositive power with respect to 136,540 shares; (iii) Lone Sequoia, L.P. (“Lone Sequoia”) has shared voting and dispositive power with respect to 114,075 shares; (iv) Lone Cascade, L.P. (“Lone Cascade”) has shared voting and dispositive power with respect to 1,543,492 shares; (v) Lone Sierra, L.P. (“Lone Sierra”) has shared voting and dispositive power with respect to 129,858 shares; (vi) Lone Pine Associates LLC (“Lone Pine”) has shared voting and dispositive power with respect to 312,839 shares; (vii) Lone Pine Members LLC (“Lone Pine Members”) has shared voting and dispositive power with respect to 1,673,350 shares; (viii) Lone Pine Capital LLC (“Lone Pine Capital”) has shared voting and dispositive power with respect to 2,604,370 shares; and (ix) Stephen F. Mandel, Jr. (“Mr. Mandel”) has shared voting and dispositive power with respect to 4,590,559 shares. Mr. Mandel is the managing member of (a) Lone Pine (which is the general partner of Lone Spruce, Lone Sequoia and Lone Balsam); (b) Lone Pine Members (which is the general partner of Lone Cascade and Lone Sierra); and (c) Lone Pine Capital (which is the investment manager of shares held by Lone Cypress, Ltd., Lone Kauri, Ltd., and Lone Monterey, Ltd.).

(2)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 13, 2008. Of the shares reported in the Schedule 13G/A, (i) Ziff Asset Management, L.P. (“ZAM”) has shared voting and dispositive power with respect to 3,528,956 shares; and (iii) PBK Holdings, Inc. (“PBK”), Philip B. Korsant, and ZBI Equities, L.L.C. have shared voting and dispositive power with respect to 3,965,490 shares. PBK is the general partner of ZAM.

(3)	Based solely on the information contained in a Schedule 13G filed with the SEC on February 4, 2008. Also included in the Schedule 13G as having shared voting and dispositive power with Iridian Asset Management LLC (“Iridian”) with respect to the reported shares are the following: (i) BIAM (US) Inc. (“BIAM”); (ii) BancIreland (US) Holdings, Inc. (“BancIreland”); (iii) BIAM Holdings (“Holdings”); and (iv) The Governor and Company of the Bank of Ireland (“Bank of Ireland”). Iridian serves as investment advisor with respect to the reported shares. Bank of Ireland is the sole shareholder of Holdings, which is the sole shareholder of BancIreland, which is the sole shareholder of BIAM, which is the controlling member of Iridian. The address of Bank of Ireland and Holdings is Head Office, Lower Baggot Street, Dublin 2, Ireland. The address of BancIreland and BIAM is Liberty Park #15, 282 Route 101, Amherst, NH 03110.

(4)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 14, 2008. Of the shares reported in the Schedule 13G/A, (i) Arience Capital Master Fund, Ltd. (“Arience Master Fund”) has shared voting and dispositive power with respect to 2,376,025 shares; (ii) Arience Capital Concentrated Master Fund, Ltd. (“Arience Concentrated Fund”) has shared voting and dispositive power with respect to 351,288 shares; (iii) Arience Capital Long Fund, L.P. (“Arience Long Fund”) has shared voting and dispositive power with respect to 13,217 shares; (iv) Arience Capital Partners II, L.P. (“ACPII”) has shared voting and dispositive power with respect to 20,752 shares; (v) Arience Capital Partners III, L.P. (“ACPIII”) has shared voting and dispositive power with respect to 140,715 shares; (vi) Arience Associates, L.L.C. (“Arience Associates”) has shared voting and dispositive power with respect to 174,684 shares; (vii) Arience Capital Management, L.P. (“Arience Capital”) has shared voting and dispositive power with respect to 2,913,289 shares; (viii) Arience GP, L.L.C. (“Arience GP”) has shared voting and dispositive power with respect to 2,913,289 shares; and (ix) Ms. Caryn Seidman-Becker (“Ms. Seidman-Becker”) has shared voting and dispositive power with respect to 2,913,289 shares. Ms. Seidman-Becker is the managing member of (a) Arience Associates (the general partner of Arience Long Fund, ACPII and ACPIII); and (b) Arience GP (the general partner of Arience Capital, which serves as the investment advisor to Arience Master Fund, Arience Concentrated Fund, Arience Long Fund, ACPII, ACPIII and certain other managed accounts). The address of Arience Master Fund is Goldman Sachs (Cayman) Trust Limited, P.O. Box 896 GT, Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, KY1-1103, Cayman Islands. The address of Arience Concentrated Fund is Citi Hedge Fund Services (Cayman) Limited, P.O. Box 10293, Cayman Corporate Center, 27 Hospital Road, George Town, Grand Cayman, KY1-1003, Cayman Islands.

(5)	Based solely on the information contained in a Schedule 13G filed with the SEC on February 14, 2008. Of the shares reported in the Schedule 13G, (i) Morgan Stanley (“MS”) has sole voting power with respect to 2,438,537 shares; (ii) MS has sole dispositive power with respect to 2,627,736 shares; (iii) Morgan Stanley Investment Management Inc. (“MSIM”) has sole voting power with respect to 2,367,908 shares; and (iv) MSIM has sole dispositive power with respect to 2,467,590 shares. The address of MSIM is 522 Fifth Avenue, New York, NY 10036.

(6)	Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 14, 2008. Of the shares reported in the Schedule 13G/A, (i) Glenhill Advisors, LLC (“Glenhill Advisors”) and Glenn J. Krevlin (“Mr. Krevlin”) each have sole voting and dispositive power with respect to such shares; and (ii) Glenhill Capital Management, LLC (“Glenhill Capital”) has shared voting and dispositive power with respect to such shares. Mr. Krevlin is the managing member and control person of Glenhill Advisors, the managing member of Glenhill Capital, which is (a) the general partner and investment advisor of Glenhill Capital LP, a security holder of the Company, and (b) the sole shareholder of Glenhill Capital Overseas GP, Ltd., the general partner of Glenhill Capital Overseas Master Fund, LP, a security holder of the Company.
Related Party Transactions
     Our code of conduct adopted by the Board, which we refer to as “Eagle Ethics,” includes provisions addressing conflicts of interest which arise when a director, officer, or employee has an interest in a transaction in which the Company is a participant. Eagle Ethics defines a conflict of interest as an activity, investment or association that interferes or might appear to interfere with the judgment or objectivity of an officer or employee in performing his or her job in the best interests of the Company and our shareholders.
     Under Eagle Ethics, officers or employees are encouraged to consult with their supervisors regarding any matter that may involve a conflict of interest. In addition, Eagle Ethics requires that prior approval of both the supervisor of an officer or employee and the president of the Eagle business unit in which such officer or employee is employed before: (1) obtaining an ownership interest in, or position with, an Eagle supplier, contractor, customer or competitor, subject to certain exceptions relating to the ownership of publicly traded securities; (2) employing any relatives where there is either a direct or indirect reporting relationship or a substantial amount of interaction between the relatives on the job; or (3) establishing a business relationship between Eagle and a company in which the officer or employee or his or her relative has an ownership interest or holds a position.
     In addition to the above policies included in Eagle Ethics, we have implemented certain informal processes in connection with transactions with related persons. For example, the Company’s legal staff is primarily responsible for the development of processes to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether the related person has a direct or indirect material interest in the transaction. In addition, all of our employees, executive officers and directors are required to disclose any conflicts of interest in an annual certification reviewed by our Legal Department. After disclosure, some conflicts of interest may be resolved through implementing appropriate controls for our protection. Depending on the identity of the officer or employee involved in a transaction creating a potential conflict of interest, the conflict of interest may be resolved by the Company’s legal staff or may be referred to the Audit Committee. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. Such consent may be subject to appropriate controls intended to ensure that transaction as implemented is not adverse to the Company. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship. If a potential conflict arises concerning a director or officer of the Company, the potential conflict is disclosed to the Chair of the Audit Committee of the Board for review and disposition. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the annual proxy statements.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and the NYSE. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.
     Based solely on our review of the copies of such forms we received with respect to fiscal 2008 or written representations from certain reporting persons, the Company believes that its directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, have complied with all filing requirements of Section 16(a) for fiscal 2008 applicable to such persons, except that Mr. Zunker filed a Form 4 on April 22, 2008 to report the purchase during fiscal years 2006, 2007 and 2008 of an aggregate of approximately 240 shares of Common Stock pursuant to a broker-administered dividend reinvestment program that had been inadvertently omitted from prior filings. (We note that Mr. Zunker’s reporting of his fiscal 2008 purchases pursuant to this program was timely.)
Code of Conduct
     The Company’s code of conduct, Eagle Ethics, applies to all of the Company’s employees, including the Company’s officers. Eagle Ethics also applies to the Board of Directors. The Company’s code of conduct is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.
     All of the Company’s employees and directors are required to certify to the Company, on an annual basis, that they have complied with the Company’s code of conduct without exception or, if they have not so complied, to list the exceptions.
     The Company has posted the text of its code of conduct on its Internet website at www.eaglematerials.com (click on “Investor Relations”, then on “Corporate Governance”, then on “Eagle Ethics” under the heading “Code of Ethics”). Additionally, the Company will provide without charge a copy of the code of conduct to any person upon written request to our Secretary at our principal executive office.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     Ernst & Young LLP, which we refer to as Ernst & Young, audited the Company’s financial statements for the fiscal years ended March 31, 2006, 2007 and 2008.
     Ernst & Young reports directly to our Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Other audit and permissible non-audit services that exceed a $50,000 threshold must be pre-approved separately by the Audit Committee, or, for such services that do not exceed $50,000, by a member of the Audit Committee. Any such member must report the pre-approval at the next Audit Committee meeting. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.
     The following table sets forth the various fees for services provided to the Company by Ernst & Young in the fiscal years ended March 31, 2008 and 2007, all of which services have been approved by the Audit Committee:

Fiscal Year	Audit Fees(1)	Audit Related Fees(2)	Tax Fees	All Other Fees	Total

2008	$672,000	$74,000	—	—	$746,000
2007	$662,359	$110,500	—	—	$772,859

(1)	Includes fees for the annual audit and quarterly reviews, accounting and financial reporting consultations regarding generally accepted accounting principles.

(2)	Includes fees for benefit plan audits.

AUDIT COMMITTEE REPORT
To the Board of Directors of Eagle Materials Inc.:
     We have reviewed and discussed with management the audited financial statements of Eagle Materials Inc. as of and for the fiscal year ended March 31, 2008.
     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Eagle Materials Inc. and its affiliates is compatible with the auditors’ independence.
     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Annual Report of Eagle Materials Inc. on Form 10-K for the fiscal year ended March 31, 2008.
Audit Committee
Robert L. Clarke, Chairman
Frank W. Maresh
David W. Quinn
ITEM 2: APPROVAL OF EXPECTED APPOINTMENT OF INDEPENDENT AUDITORS
     Ernst & Young acted as our independent auditors to audit our books and records for fiscal year 2008, and the Audit Committee expects to appoint Ernst & Young as our independent auditors for fiscal year 2009 if its proposal for audit services is satisfactory.
     We believe the approval of this expected appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not support the expected appointment, our Audit Committee will consider that fact when determining whether or not to retain Ernst & Young, but still may elect to retain them. Even if the expected appointment is approved, the Audit Committee, in its discretion, may elect not to proceed with the appointment. Once it has appointed an auditor, our Audit Committee may elect to change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
     Representatives of Ernst & Young are expected to be present for the annual meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our stockholders.
Recommendation of the Board
     Our board unanimously recommends a vote “for” the approval of the expected appointment of Ernst & Young as the Company’s auditors for the fiscal year ending March 31, 2009.
OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING
     Our Board of Directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
     Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or directing a written request to our Secretary at the Company’s principal executive office.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Next year’s annual meeting of stockholders is scheduled to be held on August 5, 2009. In order to be considered for inclusion in the Company’s proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 27, 2009.
     For any proposal that is not submitted for inclusion in our proxy material for the 2009 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits the Company’s management to exercise discretionary voting authority under proxies it solicits unless the Company is notified about the proposal on or before May 7, 2009, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our Bylaws provide that, to be considered at the 2009 annual meeting, a stockholder proposal must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 6, 2009 and ending May 7, 2009, and must contain the information specified by and otherwise comply with our Bylaws. Any stockholder wishing to receive a copy of our Bylaws should direct a written request to our Secretary at the Company’s principal executive office.
FORM 10-K
     Stockholders entitled to vote at the meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, including the financial statements required to be filed with the SEC, without charge, upon written or oral request to Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219-4487, (214) 432-2000.

By Order of the Board of Directors

JAMES H. GRAASS
Executive Vice President, General Counsel and Secretary

Dallas, Texas
June 27, 2008

EAGLE MATERIALS INC.
3811 TURTLE CREEK BLVD.
SUITE 1100
DALLAS, TX 75219
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Eagle Materials Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Eagle Materials Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EGLMT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EAGLE MATERIALS INC.		For All	Withhold All	For All Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES IN ITEM 1 AND “FOR” THE PROPOSAL IN ITEM 2.		☐	☐	☐

1.	ELECTION OF CLASS II DIRECTORS

Nominees:

01) Laurence E. Hirsch
02) Michael R. Nicolais
03) Richard R. Stewart

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	Proposal to approve the expected appointment of Ernst & Young LLP as independent auditors for fiscal year 2009.	☐	☐	☐

3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES PRIOR PROXIES RELATING TO THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EAGLE MATERIALS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
August 6, 2008
The undersigned hereby appoints James H. Graass and Steven R. Rowley, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Eagle Materials Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on Wednesday, August 6, 2008 at the Warwick Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.
     By execution of this proxy, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the August 6, 2008 Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE